UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Lear Corporation

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21557 Telegraph Road

Southfield, Michigan 48033

April 6, 2020

Dear Stockholder:

On behalf of the Board of Directors of Lear Corporation, you are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 21, 2020, at 9:00 a.m. (Eastern Time) at Lear Corporation’s Corporate Headquarters, 21557 Telegraph Road, Southfield, Michigan 48033.

We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Lear Corporation from documents we have filed with the Securities and Exchange Commission (the “SEC”).

We are delivering our proxy statement and annual report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about April 7, 2020, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.

You are being asked at the Annual Meeting to elect directors named in this proxy statement, to ratify the retention of Ernst & Young LLP as our independent registered public accounting firm, to provide an advisory vote to approve our executive compensation, to consider and act upon the stockholder proposal described in the accompanying proxy statement, if properly presented at the Annual Meeting, and to transact any other business properly brought before the meeting.

We intend to hold our Annual Meeting in person. However, we continue to monitor the situation regarding COVID-19 (Coronavirus) closely, taking into account guidance from the Centers for Disease Control and Prevention and the World Health Organization. The health and well-being of our employees and stockholders is our top priority. Accordingly, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication if we determine that it is not advisable to hold an in-person meeting. In the event the Annual Meeting will be held solely by remote communication, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on our website and filed with the SEC as additional proxy material.

As always, we encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.

Sincerely,

Henry D.G. Wallace	Raymond E. Scott
Non-Executive Chairman	President, Chief Executive Officer and Director

This proxy statement is dated April 6, 2020, and is first being made available to stockholders via the Internet on or about April 7, 2020.

21557 Telegraph Road

Southfield, Michigan 48033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, May 21, 2020, at 9:00 a.m. (Eastern Time)

Place:	Lear Corporation’s Corporate Headquarters 21557 Telegraph Road Southfield, Michigan 48033

Record Date:	March 27, 2020

Items of Business:

1.  To elect the following eight nominees to the Board of Directors: Thomas P. Capo, Mei-Wei Cheng, Jonathan F. Foster, Mary Lou Jepsen, Kathleen A. Ligocki, Conrad L. Mallett, Jr., Raymond E. Scott and Gregory C. Smith;

2.  To ratify the retention of Ernst & Young LLP as the Company’s registered public accounting firm for 2020;

3.  To approve, in a non-binding advisory vote, executive compensation;

4.  To consider and act upon the stockholder proposal described in the accompanying proxy statement, if properly presented at the Annual Meeting; and

5.  To conduct any other business properly brought before the Annual Meeting or any postponement thereof.

Proxy Voting:	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

Harry A. Kemp
Senior Vice President, General Counsel and Corporate Secretary April 6, 2020

Notice of Internet Availability of Proxy Materials

We are making this proxy statement and our annual report available to stockholders electronically via the Internet. On or about April 7, 2020, we will mail to most of our stockholders a notice containing instructions on how to access this proxy statement and our annual report and to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about April 7, 2020.

2020 Proxy Statement	|	i

ii	|	LEAR CORPORATION

LEAR CORPORATION

2020 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2019 performance, please review our 2019 Annual Report on Form 10-K.

2020 Annual Meeting of Stockholders

•	Date and Time: May 21, 2020, 9:00 a.m. (Eastern Time)
•	Location: Lear Corporation’s Corporate Headquarters, 21557 Telegraph Road, Southfield, Michigan 48033
•	Record Date: March 27, 2020
•

Voting: Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for the other proposals to be voted on.

•	Shares of Common Stock Outstanding (as of the record date): 59,613,128
•	Stock Symbol: LEA
•	Exchange: NYSE
•	Registrar & Transfer Agent: Computershare Trust Company, N.A.
•	Principal Executive Office: 21557 Telegraph Road, Southfield, Michigan 48033
•	Corporate Website: lear.com
•	Investor Relations Website: ir.lear.com

Items to be Voted on

Proposal	Our Board’s Recommendation
Election of Directors (page 5)	FOR
Ratification of Retention of Independent Registered Public Accounting Firm (page 74)	FOR
Advisory Vote to Approve Executive Compensation (page 75)	FOR
Stockholder Proposal (page 76)	AGAINST
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

Director Nominees

			Board Committees
Name	Director Since	Independent	Audit	Comp	Nominating
Thomas P. Capo	2009	X	X	C
Mei-Wei Cheng	2019	X	X
Jonathan F. Foster	2009	X	C		X
Mary Lou Jepsen	2016	X		X	X
Kathleen A. Ligocki	2012	X		X	C
Conrad L. Mallett, Jr.	2002	X		X	X
Raymond E. Scott	2018
Gregory C. Smith	2009	X	X		X

“C” = Chair of Committee “X” = Member of Committee	Director Term: One Year Board Meetings in 2019: 11 Standard Board Committee Meetings in 2019: Audit (10), Compensation (4), Nominating (6)

2020 Proxy Statement	|	1

PROXY SUMMARY

Executive Compensation Highlights

WHAT WE DO:

✓  Pay Program Aligned with Business Strategy: Our incentive plan performance measures are well aligned with our business strategy, correlative to total stockholder return and generally consistent with those used by our peer companies.

✓  Robust Stock Ownership Guidelines: We have adopted management stock ownership guidelines that are applicable to all executive officers, including our named executive officers. The stock ownership guideline for our CEO is six times his annual base salary.

✓  Balanced Mix of Performance Measures: We utilized four complementary performance measures in our 2019 incentive compensation programs (Adjusted Operating Income and Free Cash Flow for our 2019 short-term incentive opportunity, and Adjusted Return on Invested Capital (“ROIC”) and Cumulative Adjusted Pre-Tax Income for our 2019 performance-based equity awards), each of which were selected to drive profitable growth with efficient capital management. (See pages 37 and 41 in the “Compensation Discussion and Analysis” for definitions of these performance measures.) In addition, our 2019 performance share grants are subject to a performance modifier that may cause payouts to be adjusted upwards or downwards based on our relative Total Stockholder Return (“TSR”) (i.e., our TSR performance as compared to a specified automotive industry peer group) over the performance period.

✓  High Percentage of Performance-Based Pay: All of the annual incentive opportunity and the majority (75%) of the long-term incentive opportunity that we offered our named executive officers in 2019 are determined based on the achievement of specific performance measures.

✓  Relative TSR Performance Metric for 2020 Performance Share Grants and Addition of Stock Options to 2020 Grant Mix: For our 2020 performance share grants, we removed Adjusted ROIC as a performance metric, increased the weighting of Cumulative Adjusted Pre-Tax Income from one-third to two-thirds and added relative TSR as a performance metric weighted at one-third. Our relative TSR is based on our TSR performance as compared to a specified automotive industry peer group over the performance period. In addition to performance shares and restricted stock units, our named executive officers received stock option awards, which reward absolute stock price appreciation.

✓  Clawback of Incentive Compensation: Our clawback policy applies to all incentive-based cash and equity compensation granted to current and former executive officers. In the event that we are required to prepare an accounting restatement due to any such executive officer’s intentional misconduct, we will recover from him or her the amount, if any, of incentive compensation in excess of what would have been paid under the accounting restatement.

✓ Independent Compensation Consultant for Compensation Committee: Since 2010, our Compensation Committee has engaged Pay Governance LLC as its independent compensation consultant.	✓ Equity Retention Requirement: Until an executive satisfies the applicable stock ownership guidelines, he or she must hold 50% of the net shares acquired upon the vesting of equity awards.

✓  Annual Market Practices and Compensation Risk Review: On an annual basis, we assess the key elements of our executive compensation programs as compared to market practices and emerging trends, and consider our business strategy and talent needs. We also complete annually a comprehensive risk assessment of our employee compensation policies and practices.

✓  Holding Period for Career Shares: As part of our long-term incentive package, certain executives (including our CEO) receive awards of time-vesting Career Shares. The units underlying the Career Shares must be held until the earlier of age 62 or three years after retirement.

WHAT WE DON’T DO:

✘   No Single-Trigger Change in Control Vesting of Equity Awards: All equity awards are subject to “double-trigger” vesting upon a change in control, which protects our employees in the event of a change in control transaction and helps ensure an orderly transition of leadership.

✘   No Hedging or Pledging of Company Stock: We maintain a formal policy prohibiting our officers and directors from entering into hedging transactions involving Company stock and pledging Company stock as collateral for loans.

✘   No Single-Trigger Change in Control Severance Benefits: Our executives are not eligible to receive severance benefits solely upon the occurrence of a change in control. This is intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction.

✘ No Excise Tax Gross-Ups: None of the employment agreements with our executive officers contains an excise tax gross-up provision.

2	|	LEAR CORPORATION

PROXY SUMMARY

Environmental, Social and Governance Highlights

Social Responsibility

•  We are committed to respecting human rights through adherence to policies with respect to the protection of and respect for our global employee workforce.

•  Our supplier standards contain specific guidelines on human rights, child labor, forced labor and human trafficking, wages and hours, working conditions, harassment and discipline, discrimination, freedom of association and collective bargaining, bribery and corruption, the flow of funds to armed groups and conflicts, environmental sustainability, animal welfare, and the implementation of sustainability standards in the supply chain, including the responsible management of water and forests.

•  We have a global reporting channel for any ethical concerns or violations for employees and our supply chain.

•  We are a signatory to the United Nations Global Compact.

•  We respect and support the United Nations Universal Declaration of Human Rights.

•  We are committed to partnering with our industry and society in driving change through implementation of the United Nations Sustainable Development Goals.

•  Community outreach and giving are engrained in Lear’s core values.

•  We have developed a global distracted driving awareness initiative.

Environmental, Health and Safety

•  We work to integrate Environmental, Health and Safety (“EHS”), as well as sustainability, into overall business strategy and supply chain management.

•  Worldwide, more than 95% of our manufacturing facilities are certified under ISO 14001:2015.

•  We collect monthly energy, waste and water data from our plants and use the data to determine energy, water and waste reduction performance, and identify further opportunities for improvement.

•  We reduce EHS risks by minimizing our environmental impact and eliminating health and safety hazards.

•  We require that our comprehensive safety policies and procedures are followed, and our employees and leaders regularly look for ways to improve workplace safety.

•  We develop and utilize environmentally acceptable, safe, sustainable and efficient production methods and processes.

•  We implement efficient uses of energy, reduction of greenhouse gas emissions and supporting climate change initiatives. Since 2013, we have reduced energy use, greenhouse gas emissions and water use while increasing our recycling.

•  In 2019, we logged more than 70 energy efficiency improvement projects in our continuous improvement system, including energy treasure hunts, lighting improvements, process improvements, and replacement of inefficient equipment, such as, air compressors and motors.

•  We work to reduce our use of chemicals and raw materials, as well as to reduce waste generation.

•  We communicate our policies and expectations to all our employees, customers, suppliers, other stakeholders and the public.

People

•  Together We Win is our global employee engagement initiative focused on promoting and sustaining a positive culture in our operational environments using four key elements: Leadership, Work Environment, Employee Involvement and Teams.

•  We maintain a robust and ongoing survey process to monitor employee engagement.

•  Diversity and inclusion is deeply integrated into our organizational framework and hiring and promotional practices.

•  In our corporate office and U.S. plants, we work with several organizations to help fill our pipeline with diverse talent, including: National Society of Black Engineers (NSBE), National Black MBA Association (NBMBAA), Women of Color Conference and Society of Women Engineers.

•  Our global Expect Respect campaign promotes our anti-harassment, nondiscrimination and zero-tolerance for retaliation policies as well as complaint reporting resources.

•  To foster employee engagement and promote diversity and inclusion, we have encouraged the formation of Employee Resource Groups (ERGs) at Lear. ERGs are voluntary, employee-led, and company-sanctioned communities of employees who share similar backgrounds, such as age, gender, race, ethnicity, sexual orientation, military experience, life experiences, and other non-merit factors.

•  Developing talent is a priority across all levels of the organization and includes a CEO Academy, Leadership Model and Assessments, Emerging Leaders Development Program and One Lear Mindset training.

2020 Proxy Statement	|	3

PROXY SUMMARY

Corporate Governance

•  All of our director nominees are independent, except our President and Chief Executive Officer.

•  We have a non-executive Chairman of the Board of Directors (the “Board”).

•  We have a majority voting standard with director resignation policy for uncontested director elections.

•  We have robust stock ownership guidelines.

•  Diversity is reflected in the Board’s composition.

•  Risk oversight is conducted by the full Board and committees.

•  All of our Audit, Compensation and Nominating and Corporate Governance Committee (the “Nominating Committee”) members are independent.

•  All directors are elected annually.

•  Executive sessions of independent directors are held at regularly scheduled Board meetings.

•  Excellent track record of attendance at all Board and committee meetings in 2019.

•  Board and committees complete self-evaluations.

4	|	LEAR CORPORATION

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Henry D.G. Wallace, who has served as the Non-Executive Chairman of our Board since 2010 and as a member of our Board since 2005, will not be standing for re-election when his current term expires, as he exceeds the Company’s mandatory retirement age. The Board would like to thank Mr. Wallace for his years of dedicated service to the Company. In connection with Mr. Wallace’s retirement, the Board has resolved to decrease its size to eight members effective upon the expiration of the current term of the members of the Board. The Board intends to appoint a new non-executive chairperson at the Board meeting immediately following the Annual Meeting.

Upon the recommendation of our Nominating Committee, the Board has nominated the eight individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2021 or until their successors, if any, are elected or appointed. Our Amended

and Restated Certificate of Incorporation and Bylaws provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. In addition, our Corporate Governance Guidelines contain a resignation policy which provides that in the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, such director shall promptly tender his or her resignation to the Board for consideration. The Board has determined that each director nominee, other than Mr. Scott, if elected, would be an independent director, as further described below in “Directors and Corporate Governance — Independence of Directors.”

All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Name	Position
Thomas P. Capo	Director
Mei-Wei Cheng	Director
Jonathan F. Foster	Director
Mary Lou Jepsen	Director
Kathleen A. Ligocki	Director
Conrad L. Mallett, Jr.	Director
Raymond E. Scott	Director, President and Chief Executive Officer
Gregory C. Smith	Director

Biographical information relating to each of the director nominees is set forth below under “Directors and Corporate Governance” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

2020 Proxy Statement	|	5

DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

Set forth below is a description of the business experience of each director nominee, as well as the specific qualifications, skills and experiences considered by the Nominating Committee and the Board in recommending our slate of director nominees. Each director nominee listed below is nominated for election to the Board for a term expiring at the annual meeting of stockholders in 2020. See “Election of Directors (Proposal No. 1).”

Thomas P. Capo	Age: 69 Lear Committees:

•  Audit

•  Compensation (Chair)

Biography

Mr. Capo has been a director of the Company since November 2009. Mr. Capo was Chairman of Dollar Thrifty Automotive Group, Inc. from October 2003 until November 2010. Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation from November 1998 to August 2000, Vice President and Treasurer of Chrysler Corporation from 1993 to 1998 and Treasurer of Chrysler Corporation from 1991 to 1993. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation. Mr. Capo also serves as a Trustee for the University of Detroit Mercy and as the Non-Executive Chairman of Cooper Tire & Rubber Company (NYSE: CTB) from 2007 through his retirement in mid-2020. Previously, Mr. Capo served as a director of Dollar Thrifty Automotive Group, Inc. from its initial public offering in 1997 until its sale to Hertz Corporation in 2012, JLG Industries, Inc. until its sale to Oshkosh Corp. in 2006, Sonic Automotive, Inc. and Microheat, Inc. Mr. Capo has a bachelor’s degree in Finance, an MBA and a master’s degree in Economics from the University of Detroit Mercy.

Skills and Qualifications

•  Executive management and leadership experience, with extensive knowledge of the automotive industry

•  Public company directorship and committee experience, including at board chairman level

•  Extensive experience in global finance, treasury, investment management and capital markets

•  Core leadership and management experience in mergers, acquisitions and divestitures, strategy development and capital restructuring

•  Extensive experience in financial analysis, financial reporting, compliance and internal controls

•  Independent of management

6	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Mei-Wei Cheng	Age: 70 Lear Committee:

•  Audit

Biography

Mr. Cheng has been a director of the Company since January 2019. Additionally, Mr. Cheng is a member of the Board of Directors of NIU Technologies. Mr. Cheng also serves as the Non-Executive Chairman of both HCP Packaging and Interplex Holdings Pte. Ltd., both Baring Private Equity Asia portfolio companies, roles he has held since August 2018 and September 2019, respectively. Mr. Cheng has served as an Advisory Board member of (i) CareSyntax, a technology and services platform for hospitals, since May 2018 and (ii) Lumileds, a lighting company, since April 2018. Additionally, Mr. Cheng is a Senior Advisor of Iconiq Motors, a new energy vehicle company, a position he has held since September 2017, and a Senior Venture Partner of Fontinalis Capital Partners II, a position he has held since December 2014. He is also a member of Cornell Engineering College Advisory Council, Cornell China Advisory Board and Dartmouth Tuck Asia Advisory Board. From July 2012 to October 2018, Mr. Cheng served as a member of the Audit and Finance Committee of the Board of Directors for Seagate Technology (Nasdaq: STX), a data storage company. From February 2015 to January 2017, Mr. Cheng served as the Chairman of the Board of Directors of Pactera Technology International Ltd., a portfolio company of Blackstone Group. Mr. Cheng also served as a member of the Audit Committee of the Board of Directors of Diebold Nixdorf, Inc. (NYSE: DBD) from 2009 to 2013. From July 2010 to April 2014, Mr. Cheng served as the Chief Executive Officer of Siemens Northeast Asia and as President and Chief Executive Officer of Siemens China. Prior to joining Siemens, Mr. Cheng served as the Chairman and Chief Executive Officer of Ford Motor (China) Ltd. and as Group Vice President of Ford Motor Company from 2009 to 2010. Before joining Ford, Mr. Cheng held various senior executive positions at General Electric Corporation and AT&T. Mr. Cheng earned a bachelor’s degree in industrial engineering and operations research from Cornell University, a master’s degree in business administration from Rutgers University and is a graduate of both Dartmouth’s Tuck Executive Program and Massachusetts Institute of Technology’s Program for Senior Executives.

Skills and Qualifications

•  Senior management and leadership experience, with a particular focus on Asian markets

•  Public company directorship and committee experience

•  Extensive international, business development, technological and sales and marketing expertise

•  Significant international executive-level leadership experience, including at board chairman level

•  Senior management experience in international automotive operations

•  Extensive knowledge of the automotive industry

•  Independent of management

2020 Proxy Statement	|	7

DIRECTORS AND CORPORATE GOVERNANCE

Jonathan F. Foster	Age: 59 Lear Committees:

•  Audit (Chair)

•  Nominating

Biography

Mr. Foster has been a director of the Company since November 2009. Mr. Foster is Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services and private equity investing firm. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President — Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002, he served as a Senior Managing Director and Head of Industrial Products and Services Mergers & Acquisitions at Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Toysrus.com, Inc. Previously, Mr. Foster was with Lazard, primarily in mergers and acquisitions, for over ten years, including as a Managing Director. Mr. Foster is a director of publicly traded Masonite International Corporation, Berry Global and Five Point Holdings. He was previously a director of publicly traded Chemtura Corp., Sabine Oil & Gas and Smurfit-Stone Container Corporation. Mr. Foster is also a director of privately held automotive suppliers Chassix, Dayco and Rimstock. He was previously a director of privately held automotive suppliers TI Automotive and Stackpole. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting & Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School.

Skills and Qualifications

•  Executive management and leadership experience

•  Public company directorship and committee experience, including with global manufacturing companies

•  Experience in financial statement preparation and accounting, financial reporting, compliance and internal controls

•  Previous experience as a chief financial officer

•  Extensive transactional experience in mergers and acquisitions, debt financings and equity offerings

•  Extensive experience as an investment banker, private equity investor and director with industrial companies, including those in the automotive sector

•  Independent of management

8	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Mary Lou Jepsen	Age: 55 Lear Committees

•  Compensation

•  Nominating

Biography

Dr. Jepsen was appointed a director of the Company in March 2016. Dr. Jepsen is the CEO, Founder and Chairman of the Board of Openwater, a start-up company focused on replacing the functionality of Magnetic Resonance Imaging (MRI) with a consumer electronic wearable using novel opto-electronics to achieve comparable resolution to a MRI. Previously, Dr. Jepsen was the Executive Director of Engineering at Facebook, Inc. and Head of Display Technologies at Oculus where she led advanced consumer electronics, opto-electronic and display design and manufacturing efforts. From 2012 to 2015, Dr. Jepsen had a similar role at Google, Inc. and Google X. She also co-founded One Laptop per Child and was the lead architect of the $100 laptop, millions of which were shipped to children in the developing world. She is the principal inventor on approximately 200 patents. Dr. Jepsen also currently serves on the board of the Brown University Engineering Council and as a director of a privately held company, Wogrammer. She has broad advisory experience in Peru, China, Uruguay, Taiwan, Brazil and the United States, as well as at the United Nations. Dr. Jepsen holds a doctorate degree from Brown University in Optical Sciences, a master of science degree from Massachusetts Institute of Technology in Visual Studies and a bachelor’s of science degree in Electrical Engineering from Brown University.

Skills and Qualifications

•  One of the world’s foremost display innovators

•  Exceptional track record of leadership and innovation

•  Significant experience in working with Asia’s largest computer manufacturers

•  Experience and leadership in engineering with global technology companies

•  Globally recognized with dozens of prestigious awards, including TIME magazine’s “Time 100” as one of the 100 most influential people in the world, a CNN top 10 thinker and by the leading global professional societies in optics, display and electronics

•  Executive management experience

•  Independent of management

2020 Proxy Statement	|	9

DIRECTORS AND CORPORATE GOVERNANCE

Kathleen A. Ligocki	Age: 63 Lear Committees:

•  Compensation

•  Nominating (Chair)

Biography

Ms. Ligocki has been a director of the Company since September 2012. She currently serves on the boards of Carpenter Technology where she sits on the Compensation, Nominating/Governance, and Strategy Committees, Farmers Business Network where she serves on the Audit and Compensation Committees, and the Indiana University Foundation where she sits on the Legal/Governance and Audit Committees. From December 2015 to February 2019, Ms. Ligocki served as the Chief Executive Officer of Agility Fuel Solutions, based in Costa Mesa, California. Ms. Ligocki served as the Chief Executive Officer of Harvest Power, Inc., one of the leading organics management companies in North America from 2014 to 2015. From 2012 to 2014, she served as an Operating Partner at Kleiner Perkins Caufield & Byers, one of Silicon Valley’s top venture capital providers where she worked with the firm’s greentech ventures on strategic challenges, scaling operations and commercialization. Ms. Ligocki also has served as the Chief Executive Officer of two early stage companies: Next Autoworks, an auto company with a unique low-cost business model, from 2010 to 2012, and GS Motors, a Mexico City-based auto retailer owned by Grupo Salinas, a large Mexican conglomerate, from 2008 to 2009. From 2008 to 2010, Ms. Ligocki was a Principal in Pine Lake Partners, a consultancy focused on start-ups and turnarounds. From 2003 to 2007, Ms. Ligocki was the Chief Executive Officer of Tower Automotive, a global Fortune 1000 automotive supplier. Previously, Ms. Ligocki held executive positions at Ford Motor Company and at United Technologies Corporation where she led operations in North America, Europe, Africa, the Middle East and Russia. Ms. Ligocki began her career at General Motors Corporation working for 15 years at Delco Electronics Corporation. Ms. Ligocki formerly served as a director of Agility Fuel Solutions, Harvest Power, Inc., Ashland Inc., Next Autoworks, BlueOak Resources and Lehigh Technologies. Ms. Ligocki earned a bachelor’s degree with highest distinction in Liberal Studies from Indiana University Kokomo and holds an MBA from the Wharton School at the University of Pennsylvania. She also has been awarded honorary doctorate degrees from Central Michigan University and Indiana University Kokomo.

Skills and Qualifications

•  Executive management and leadership experience, including in the automotive industry

•  Public company directorship and committee experience, including in the automotive industry

•  Extensive experience in financial analysis, financial statement preparation, financial reporting, compliance and internal controls

•  Senior management experience in international automotive operations

•  Understanding of a wide range of issues through experience with businesses ranging from start-ups to large, global manufacturing operations

•  Independent of management

10	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Conrad L. Mallett, Jr.	Age: 66 Lear Committees:

•  Compensation

•  Nominating

Biography

Justice Mallett has been a director of the Company since August 2002. In September 2019, Justice Mallett was named Chief Administrative Officer of Detroit Medical Center. Prior to that, he served as Chief Executive Officer of Detroit Medical Center’s Sinai-Grace Hospital from August 2017 to September 2019. Prior to that, he was Interim Chief Executive Officer of Detroit Medical Center, Huron Valley Sinai Hospital from March 2017 to August 2017 and also Executive Vice President and Chief Administrative Officer of Detroit Medical Center from January 2012 to August 2017. Previously, he served as President and Chief Executive Officer of Detroit Medical Center’s Sinai Grace Hospital from August 2003 until December 2011. Prior to that, Justice Mallett served as the Chief Legal and Administrative Officer of the Detroit Medical Center beginning in March 2003. Previously, he served as President and General Counsel of La-Van Hawkins Food Group LLC from April 2002 to March 2003 and Chief Operating Officer for the City of Detroit from January 2002 to April 2002. From August 1999 to April 2002, Justice Mallett was General Counsel and Chief Administrative Officer of the Detroit Medical Center. Justice Mallett was also a Partner in the law firm of Miller, Canfield, Paddock & Stone from January 1999 to August 1999. Justice Mallett was a Justice of the Michigan Supreme Court from December 1990 to January 1999 and served a two-year term as Chief Justice beginning in 1997. Justice Mallett formerly served as a director of Kelly Services, Inc. He was recognized by Savoy Magazine as one of 2016 Most Influential Black Corporate Directors. Justice Mallett has a bachelor’s degree from the University of California, Los Angeles, a JD and a master of public administration degree from the University of Southern California and an MBA from Oakland University.

Skills and Qualifications

•  Executive management and leadership experience

•  Leadership experience gained as Chief Justice of the Michigan Supreme Court

•  Public company directorship and committee experience

•  Extensive legal and governmental experience, including significant involvement in state, municipal and community governmental activities

•  Independent of management

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Raymond E. Scott	Age: 54 President and Chief Executive Officer

Biography

Mr. Scott was appointed as President and Chief Executive Officer of the Company on March 1, 2018. Previously, Mr. Scott also served as the Company’s Interim President, E-Systems from January 28, 2019 to September 3, 2019. Prior to that, he served as the Company’s Executive Vice President and President, Seating, a position he had held since November 2011, and prior to that, as the Company’s Senior Vice President and President, E-Systems, a position he had held since February 2008. Previously, he served in other positions at the Company, including Senior Vice President and President, North American Seat Systems Group since August 2006, Senior Vice President and President, North American Customer Group since June 2005, President, European Customer Focused Division since June 2004 and President, General Motors Division since November 2000. Mr. Scott earned a Bachelor of Science degree in economics from the University of Michigan. He also earned a master of business administration degree from Michigan State University’s Advanced Management Program.

Skills and Qualifications

•  Executive management and leadership experience with the Company, with extensive knowledge of the Company’s business, operations and global strategy

•  Track record of leadership, achievement, innovation and execution in the Company’s Seating and E-Systems businesses

•  More than 30 years of experience in the automotive industry

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Gregory C. Smith	Age: 68 Lear Committees:

•  Audit

•  Nominating

Biography

Mr. Smith has been a director of the Company since November 2009. Mr. Smith, a retired Vice Chairman of Ford Motor Company, currently serves as Principal of Greg C. Smith LLC, a private management consulting firm, a position he has held since 2007. Previously, Mr. Smith was employed by Ford Motor Company for over 30 years until 2006. Mr. Smith held various executive-level management positions at Ford Motor Company, most recently serving as Vice Chairman from 2005 until 2006, Executive Vice President and President — Americas from 2004 until 2005, Group Vice President — Ford Motor Company and Chairman and Chief Executive Officer — Ford Motor Credit Company from 2002 to 2004, Vice President — Ford Motor Company, and President and Chief Operating Officer — Ford Motor Credit Company from 2001 to 2002. As Vice Chairman, Mr. Smith was responsible for Ford’s Corporate Strategy and Staffs, including Human Resources and Labor Affairs, Information Technology, and Automotive Strategy. During his career at Ford, Mr. Smith ran several major business units and had extensive experience in Financial Services, Strategy, Marketing and Sales, Engineering and Product Development. Mr. Smith also was responsible for Hertz when Ford owned it, and, in 2005, Automotive Components Holdings, the portion of Visteon that Ford repurchased. Currently, Mr. Smith serves as a director of publicly traded Penske Automotive Group, where he serves as the chair of the Audit Committee and formerly served as a director of the Federal National Mortgage Association (Fannie Mae), Penske Corporation and Solutia Inc. Mr. Smith serves on the Risk Oversight Advisory Council of the National Association of Corporate Directors (NACD). Mr. Smith is an NACD Board Leadership Fellow, NACD’s highest level of accreditation. Mr. Smith has a bachelor’s degree in Mechanical Engineering from Rose-Hulman Institute of Technology and an MBA from Eastern Michigan University.

Skills and Qualifications

•  Executive management and leadership experience, including in the automotive industry

•  Public company directorship and committee experience

•  Served on audit committees of public and private companies

•  Experience actively overseeing finance departments and personnel

•  Extensive experience and knowledge of automotive industry

•  Experience and knowledge of automotive company operations and strategic issues, including engineering, manufacturing, marketing, human resources and finance

•  Independent of management

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Criteria for Selection of Directors

The following are the general criteria for the selection of our directors that the Nominating Committee utilizes in evaluating candidates for Board membership. The Nominating Committee considers, without limitation, a director nominee’s independence, skills and other attributes, experience, perspective, background and diversity (which we define broadly to include differences in viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations that may offer the Company exposure to contemporary business issues and is considered in the context of the Board as a whole). These qualifications may vary from year to year, depending on the needs of the Company at the time.

The general criteria set forth below are not listed in any particular order of importance:

The above criteria should not be construed as minimum qualifications for director selection nor is it expected that director nominees will possess all of the criteria identified. Rather, they represent the range of complementary talents, backgrounds and experiences that the Nominating Committee believes would contribute to the effective functioning of our Board.

Our Corporate Governance Guidelines and Nominating Committee charter provide guidelines with respect to the consideration of director candidates. Under these guidelines, the Nominating Committee is responsible for, subject to approval by the Board, establishing and periodically reviewing the criteria for Board membership and selection of new directors, including independence standards. The Nominating Committee also may recommend to the Board changes to the portfolio of director skills, experience, perspective and background required for the effective functioning of the Board, considering our strategy and the regulatory, geographic and market environments. Any such changes to the director selection criteria must be approved by the Board.

The Nominating Committee screens candidates and recommends director nominees who are approved by the Board. The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Additionally, the Board annually conducts an in-depth talent

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review to discuss leadership depth and succession. The Nominating Committee also may retain a search firm (which may be paid a fee) to identify director candidates. Once a potential candidate has been identified, the Nominating Committee evaluates the potential candidate based on the Board’s criteria for selection of directors (described above)

and the composition and needs of the Board at the time. All director candidates are evaluated on the same basis. Candidates also are evaluated in light of Board policies, such as those relating to director independence and service on other boards, as well as considerations relating to the size and structure of the Board.

Recommendation of Directors by Stockholders

In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company recommended by any Lear stockholder, provided that the recommending stockholder follows the procedures set forth in Section 1.13 of the Company’s Bylaws for nominations by stockholders of persons to serve as directors. The Nominating Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.

Pursuant to Section 1.13 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to the anniversary of the preceding year’s annual meeting or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033; Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary. See “Stockholder Proposals for 2021 Annual Meeting of Stockholders.”

A copy of our Bylaws, as amended, has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 9, 2009.

Independence of Directors

The Company’s Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and the New York Stock Exchange (“NYSE”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. These independence guidelines are part of our Corporate Governance Guidelines, available on our website at www.lear.com. In addition to applying these director independence guidelines and the NYSE independence guidelines, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board has made director independence determinations with respect to each of our current directors. Based on our director independence guidelines and the NYSE independence guidelines, the Board has affirmatively determined that (i) Messrs. Capo, Cheng and Foster, Dr. Jepsen, Ms. Ligocki and Messrs. Mallett, Smith and Wallace (A) have no relationships or only immaterial relationships with us, (B) meet our director independence guidelines and the NYSE independence guidelines with respect to any such relationships and (C) are independent; and (ii) Mr. Scott is not independent. Mr. Scott is our President and Chief Executive Officer (the “CEO”).

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Board’s Role in Risk Oversight

The Company’s management continually monitors the material risks facing the Company. Our enterprise risk management process is designed to facilitate the identification, assessment and management of certain key risks the Company may encounter and which may impact our ability to achieve our strategic objectives. The enterprise risk management process supplements management’s ongoing responsibilities to monitor and address risks by working with risk owners to identify the key mitigating actions for certain risks, which then are discussed with senior management.

The Board, with the assistance of the Board committees, is responsible for overseeing such management actions to ensure that material risks affecting the Company are identified and managed appropriately. The Board and the Board committees oversee risks associated with their principal areas of focus, as summarized below:

Board/Committee Areas of Risk Oversight and Actions

Full Board

•  Carefully evaluates the reports received from management and makes inquiries of management on areas of particular interest to the Board

•  Reviews with management material strategic, operational, financial, compensation and compliance risks, including risks related to environmental, social and governance issues

•  Considers specific risk topics in connection with strategic planning and other matters

•  Oversees risk oversight and related activities conducted by the Board committees through reports of the committee chairmen to the Board

Audit Committee

•  Responsible for ensuring that the Company has an internal audit function to provide management and the Audit Committee with ongoing assessments of the Company’s risk management process and system of internal controls

•  Discusses with management the Company’s process for assessing and managing risks, including the Company’s major risk exposures related to tax matters, financial instruments, litigation and information security (including cybersecurity) and the steps necessary to monitor and control such exposures

•  Central oversight of financial and compliance risks

•  Meets periodically with senior management, our vice president of internal audit, our chief compliance officer and our independent auditor, Ernst & Young LLP, and reports on its findings at each regularly scheduled meeting of the Board

•  Periodically assesses reports provided by management on risks addressed in the enterprise risk management process and other risks, and reports to the Board, as appropriate

Compensation Committee	• Oversees the review and evaluation of the risks associated with our compensation policies and practices (see also “Compensation and Risk”)
Nominating Committee

•  Oversees risks associated with our governance structure and processes

•  Reviews our organizational documents, Code of Business Conduct and Ethics, Corporate Governance Guidelines and other policies

•  Oversees sustainability issues, including as they pertain to environmental and corporate social responsibility matters

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Environmental, Social and Governance

Consistent with Lear’s mantra, Making Every Drive Better, we work to ensure that our passion for our business is also channeled into creating possibilities for a better world. This means that as part of our environmental, social and governance (“ESG”) initiatives, we are committed to safety in our workplaces, sustainability in our operations and products, and supporting our people in the communities where we do business. We expect our more than 3,000 suppliers of goods and services to share our commitment to corporate responsibility and ethical conduct.

Our ESG commitment is realized through a strategy of talent management focused on leadership development and employee engagement and the continuous improvement of our environmental, health and safety management systems, programs and operations to enhance performance and teamwork. We value transparency and are working to align our reporting and disclosures to the standards for the Global Reporting Initiative, the Sustainability Accounting Standards Board and the Task Force on Climate-Related Financial Disclosures.

Executive Steering Committee

Our top EHS executive directly oversees Lear’s multi-faceted approach to our sustainability efforts, including policies and procedures, communications, data management and reporting, projects and initiatives.

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Sustainability Strategy	Environmental, Health & Safety (EHS)
The Three Pillars of Sustainability

•  We integrate EHS, as well as sustainability, into our overall business strategy and supply chain management via our environmental management system.

•  Worldwide, more than 95% of our manufacturing facilities are certified under ISO 14001:2015.

•  We collect monthly energy, waste and water data from our plants and use the data to determine energy, water and waste reduction performance, and identify further opportunities for improvement.

•  We reduce EHS risks by minimizing our environmental impact and eliminating health and safety hazards.

•  We require that our comprehensive safety policies and procedures are followed, and our employees and leaders regularly look for ways to improve workplace safety.

•  We develop and utilize environmentally acceptable, safe, sustainable and efficient production methods and processes.

•  We implement efficient uses of energy, reduce greenhouse gas emissions and support climate change initiatives. Since 2013, we have reduced energy use, greenhouse gas emissions and water use while increasing our recycling.

•  In 2019, we logged more than 70 energy efficiency improvement projects in our continuous improvement system, including energy treasure hunts, lighting improvements, process improvements, and the replacement of inefficient equipment, such as, air compressors and motors.

•  We work to reduce our use of chemicals and raw materials, as well as reduce waste generation.

•  We communicate our policies and expectations to all of our employees, customers, suppliers, other stakeholders and the public.

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Social Responsibility	People

•  We are committed to respecting human rights through adherence to policies with respect to the protection of and respect for our global employee workforce.

•  Our supplier standards contain specific guidelines on human rights, child labor, forced labor and human trafficking, wages and hours, working conditions, harassment and discipline, discrimination, freedom of association and collective bargaining, bribery and corruption, the flow of funds to armed groups and conflicts, environmental sustainability, animal welfare, and the implementation of sustainability standards in the supply chain, including the responsible management of water and forests. Lear’s online Supplier Portal provides access to our Supplier Sustainability Policy, along with awareness and training materials on these critical topics.

•  We have a global reporting channel for any ethical concerns or violations for our employees and our supply chain.

•  We are a signatory to the United Nations Global Compact.

•  We respect and support the United Nations Universal Declaration of Human Rights.

•  We are committed to partnering with our industry and society in driving change through the implementation of the United Nations Sustainable Development Goals.

•  Community outreach and giving are engrained in our core values.

•  We have developed a global distracted driving awareness initiative.

•  Together We Win is our global employee engagement initiative focused on driving positive culture change in our operational environments using four key elements: Leadership, Work Environment, Employee Involvement and Teams.

•  We maintain a robust and ongoing survey process to monitor employee engagement.

•  Diversity and inclusion is deeply integrated into our organizational framework and our hiring and promotional practices.

•  In our corporate office and U.S. plants, we work with several organizations to help fill our pipeline with diverse talent, including: National Society of Black Engineers (NSBE), National Black MBA Association (NBMBAA), Women of Color Conference and Society of Women Engineers.

•  Our global Expect Respect campaign promotes our anti-harassment, nondiscrimination and zero-tolerance for retaliation policies as well as complaint reporting resources.

•  Developing talent is a priority across all levels of the organization and includes a CEO Academy, Leadership Model and Assessments, Emerging Leaders Development Program and One Lear Mindset training.

•  To foster employee engagement and promote diversity and inclusion, we have encouraged the formation of ERGs at Lear. ERGs are voluntary, employee-led, and company-sanctioned communities of employees who share similar backgrounds, such as age, gender, race, ethnicity, sexual orientation, military experience, life experiences, and other non-merit factors.

As part of our enterprise-wide approach to risk management, the Board (through the Nominating Committee) and management monitor long-term risks related to environmental and social issues. For additional information on our corporate social responsibility initiatives, including our 2018 Sustainability Report (updated in 2019), please visit our website at https://www.lear.com/site/ESG. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

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Corporate Governance

Some highlights of our corporate governance include:

•	All of our director nominees are independent, except our President and Chief Executive Officer.

•	We have a non-executive Chairman of the Board.

•	We have a majority voting standard with director resignation policy for uncontested director elections.

•	We have robust stock ownership guidelines.

•	Diversity is reflected in the Board’s composition.

•	Risk oversight is conducted by the full Board and committees.

•	All of our Audit, Compensation and Nominating Committee members are independent.

•	All directors are elected annually.

•	Executive sessions of independent directors are held at regularly scheduled Board meetings.
•	Excellent track record of attendance at all Board and committee meetings in 2019.

•	Board and committees complete self-evaluations.

The Board has approved Corporate Governance Guidelines and a Code of Business Conduct and Ethics. Our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and committee charters, are available on our website at www.lear.com or in printed form upon request by contacting Lear Corporation at 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Other Board Information

Leadership Structure of the Board

Henry D.G. Wallace is our Non-Executive Chairman of the Board and has served in that role since August 2010. Mr. Wallace will not be standing for re-election when his current term expires. The Board intends to appoint a new non-executive chairperson at the Board meeting immediately following the Annual Meeting. Our Board has decided to maintain separate non-executive chairperson and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the non-executive chairperson to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and Corporate Governance Guidelines do not require that our non-executive chairperson and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as non-executive chairperson is the appropriate leadership structure for the Company at this time.

Board Meetings

In 2019, our Board held 11 meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of Lear’s director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2019 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders. In 2019, our annual meeting of stockholders was held on May 16, 2019, and all directors attended.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Wallace, our Non-Executive

Chairman, has presided over these executive sessions through the Annual Meeting, as will the new non-executive chairperson following the Annual Meeting.

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Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The following chart sets forth the directors who currently serve as members of each of the Board committees.

Directors	Audit Committee	Compensation Committee	Nominating Committee
Thomas P. Capo	X	C
Mei-Wei Cheng	X
Jonathan F. Foster	C		X
Mary Lou Jepsen		X	X
Kathleen A. Ligocki		X	C
Conrad L. Mallett, Jr.		X	X
Raymond E. Scott
Gregory C. Smith	X		X
Henry D.G. Wallace*	E	E	E

*	Non-Executive Chairman of the Board

“C”	Denotes member and chairman of committee

“X”	Denotes member

“E”	Denotes Ex Officio member

Audit Committee

In 2019, the Audit Committee held 10 meetings. Each of the members of the Audit Committee is a non-employee director. In addition, the Board has determined that all of the members of the Audit Committee are independent, financially literate and financial experts, as further discussed under “Audit Committee Report.” For a description of the Audit Committee’s responsibilities and findings and additional information about the Audit Committee, see “Audit Committee Report.”

Compensation Committee

In 2019, the Compensation Committee held 4 meetings. Each of the members of the Compensation Committee is a non-employee director. In addition, the Board has determined that all of the members of the Compensation Committee are independent as defined in the listing standards of the NYSE, including the independence standards applicable to compensation committees. The Compensation Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies and programs of the Company and reviewing the disclosure of such plans, policies and programs to our stockholders in the annual proxy statement. The Compensation Committee utilizes an independent compensation consultant to assist it in its duties. The Compensation Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

In consultation with the Company’s management, the Compensation Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the Compensation Committee in its work. These members of management work with compensation consultants whose engagements have been approved by the Compensation Committee, accountants and legal counsel, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the Compensation Committee. Our human resources management develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the Compensation Committee and its independent compensation consultant. The Compensation Committee has final authority to approve, modify or reject the recommendations and to make its decisions in executive session. The Compensation Committee approves all compensation of our executive officers, including equity awards. Under our equity award policy, an aggregate equity award pool to non-executive officers may be approved by the Compensation Committee and allocated to individuals by the Company’s CEO. The policy also allows the Compensation Committee to delegate to the CEO the ability to grant equity

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awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards.

The Compensation Committee utilizes Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. The consultant reports directly to the Compensation Committee, including with respect to management’s recommendations of compensation programs and awards. The Compensation Committee has the sole authority to approve the scope and terms of the engagement of such compensation consultant and to terminate such engagement. The mandate of the consultant is to serve the Company and work with the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, program design, market trends and technical considerations. Pay Governance has assisted the Compensation Committee with the development of competitive market data and a related assessment of the Company’s executive and director compensation levels, evaluation of annual and long-term incentive compensation strategy and compilation and review of total compensation data and tally sheets (including data for certain termination and change in control scenarios) for the

Company’s Named Executive Officers (as defined in “Compensation Discussion and Analysis”). As part of this process, the Compensation Committee also reviewed a comprehensive analysis of peer group companies provided by Pay Governance. See, “Compensation Discussion and Analysis — Benchmarking.” Other than with respect to consulting on executive and director compensation matters, Pay Governance has performed no other services for the Compensation Committee or the Company.

The Compensation Committee has reviewed the independence of Pay Governance in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Pay Governance’s work for the Compensation Committee does not raise any conflict of interest.

In 2019, the Company’s management retained Frederic W. Cook & Co., Inc. to assist in the review of various executive compensation programs. The Company and the Compensation Committee reviewed the engagement of the management consultant under the SEC disclosure rules and found that no conflicts of interest existed with respect to such engagement.

Nominating Committee

In 2019, the Nominating Committee held 6 meetings. Each of the members of the Nominating Committee is a non-employee director. In addition, the Board has determined that all of the members of the Nominating Committee are independent as defined in the listing standards of the NYSE.

The Nominating Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending director nominees to the Board for election at the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending director nominees to the

Board to fill such vacancy or newly established Board seat; (iv) recommending directors to the Board for membership on each committee of the Board; (v) establishing and reviewing annually our Corporate Governance Guidelines and Code of Business Conduct and Ethics; (vi) reviewing potential conflicts of interest involving our executive officers; and (vii) overseeing sustainability issues, including as they pertain to environmental and corporate social responsibility matters. The Nominating Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

Communications to the Board

Stockholders and interested parties can contact the Board (including the Non-Executive Chairman and non-employee directors) through written communication sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary. Our General Counsel reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the General Counsel, deals with the functions of the Board or Board committees or that he otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at www.lear.com.

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Communications of a confidential nature can be made directly to our non-employee directors or the Chairman of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee or the Non-Executive Chairman. Any submissions to the Audit Committee or the Non-Executive Chairman should be marked confidential and addressed to the Chairman of the Audit Committee or the Non-Executive Chairman, as the case may be, c/o Lear Corporation, P.O. Box 604, Southfield, Michigan 48037. In

addition, confidential communications may be submitted in accordance with other procedures set forth from time to time in our Corporate Governance Guidelines, which are posted on our website at www.lear.com. Any submission should contain, to the extent possible, a full and complete description of the matter, the parties involved, the date of the occurrence or, if the matter is ongoing, the date the matter was initiated and any other information that the reporting party believes would assist the Audit Committee or the Non-Executive Chairman in the investigation of such matter.

Director Compensation

The following table summarizes the annual compensation for our non-employee directors during 2019. A summary of the director compensation program and elements is presented after the table below.

2019 Director Compensation
Name	Fees Earned or Paid in Cash(1)(2)	Stock Awards(3)(4)	Total
Richard H. Bott (5)	$47,917	$—	$47,917
Thomas P. Capo	$137,000	$159,984	$296,984
Mei-Wei Cheng (6)	$115,000	$213,241	$328,241
Jonathan F. Foster	$137,000	$159,984	$296,984
Mary Lou Jepsen	$115,000	$159,984	$274,984
Kathleen A. Ligocki	$130,000	$159,984	$289,984
Conrad L. Mallett, Jr.	$115,000	$159,984	$274,984
Gregory C. Smith	$117,000	$159,984	$276,984
Henry D.G. Wallace (7)	$195,000	$279,904	$474,904
(1)

Includes cash retainer and other fees earned for service as directors in 2019. The base annual cash retainer is $115,000 and as described below, there is an additional cash retainer for the Non-Executive Chairman and the Chairman of each of the Audit Committee, Compensation Committee and Nominating Committee. In addition, Messrs. Capo, Foster and Smith each received $2,000 in non-standing committee meeting fees in 2019 (representing fees for two special committee meetings).

(2)	Three of our directors deferred the following amounts from their 2019 retainer fees: Mr. Cheng – $115,000; Ms. Ligocki – $130,000; and Mr. Wallace – $195,000.

(3)

As described below under the heading “Equity Compensation,” on May 16, 2019, each of our non-employee directors received a grant of restricted stock units, which vest on the earlier of the first anniversary of the grant date and the date of the next annual meeting of stockholders that is at least 50 weeks following the immediately preceding year’s annual meeting, subject to each director’s continued service on the Board. Prior to May 2019, our non-employee directors received the equity portion of their annual retainers in the form of grants of unrestricted common stock. The amounts reported in this column for each director reflect the aggregate grant date fair value determined in accordance with FASB Accounting Standards Codification™ (“ASC”) Topic 718, “Compensation-Stock Compensation.” As of December 31, 2019, each of our non-employee directors held the following outstanding and unvested restricted stock units: Messrs. Capo, Cheng, Foster, Mallett, and Smith, along with Ms. Jepsen and Ms. Ligocki – 1,182; and Mr. Wallace – 2,068. Messrs. Capo, Cheng, and Wallace, along with Ms. Ligocki, each elected to defer 100% of their 2019 restricted stock unit grants; Mr. Mallett elected to defer 90% of his 2019 restricted stock unit grant (in each case, subject to vesting of the restricted stock units).

(4)

This column also includes the value of a pro rata grant of unrestricted common stock that Mr. Cheng received based on the number of months of his service between the 2018 and 2019 annual meetings, determined in accordance with ASC Topic 718.

(5)	Mr. Bott did not stand for re-election at the 2019 annual meeting. The fees earned by Mr. Bott represent the amounts he received prior to his retirement.

(6)	Mr. Cheng was appointed to the Board in January 2019.

(7)	Mr. Wallace will not stand for re-election at the 2020 annual meeting.

2020 Proxy Statement	|	23

DIRECTORS AND CORPORATE GOVERNANCE

Summary of 2019 Director Compensation

Overview

In order to attract and retain highly qualified directors to represent stockholders, our philosophy is to set compensation to be within a competitive range of non-employee director pay at comparable companies. At least every two years, the independent compensation consultant presents an analysis of director pay levels among our Comparator Group (described in “Compensation Discussion and Analysis — Benchmarking”

below) and a broader set of large companies. The most recent competitive pay study was reviewed in August 2019, and the Compensation Committee determined not to provide for any increases for 2020. Based on the most recent benchmarking analysis, the director compensation is near the market median level within the Comparator Group.

Annual Cash Retainer

The base annual cash retainer for each non-employee director under the Outside Directors Compensation Plan is $115,000. The additional cash retainer for the chairs of the Compensation Committee and the Audit Committee is $20,000, the additional cash retainer for the chair of the Nominating Committee is $15,000 and the additional cash retainer for the Presiding Director, if any, is $10,000. The annual cash retainer for each non-employee director is paid in advance in equal installments on the last business day of the month. Because the Company has an independent Non-Executive Chairman, there currently is no Presiding Director.

Non-employee directors generally do not receive Board or standing committee meeting fees; however, each non-employee director is eligible to receive $1,500 for each Board meeting in excess of twelve that he/she attends in a calendar year. Meeting fees for a special committee of the Board are set by the Board at the time of the formation of the special committee and usually are set at the rate of $1,000 per meeting. Meeting fees, if any, are paid on the last business day of the month (for that month’s meeting fees).

Equity Compensation

Pursuant to the Outside Directors Compensation Plan, in addition to a cash retainer, each non-employee director receives a portion of his or her annual compensation in the form of equity compensation, which is granted each year on the date of the annual meeting of stockholders at which a director is elected or re-elected to serve on the Board. Prior to May 2019, such equity compensation was paid in the form of an annual grant of unrestricted common stock with a grant date value of approximately $160,000. Beginning in May

2019, such equity compensation is paid in the form of an annual grant of restricted stock units with a grant date value of approximately $160,000 in lieu of unrestricted common stock. The restricted stock unit awards will vest on the earlier of the first anniversary of the grant date and the date of the next annual meeting of stockholders that is at least 50 weeks following the immediately preceding year’s annual meeting, subject to forfeiture in the event that a director’s service on the Board ceases for any reason prior to the vesting date.

Non-Executive Chairman Compensation

In 2019, the additional compensation for our Non-Executive Chairman, currently Mr. Wallace, was an additional annual cash retainer in the amount of $80,000 and an additional annual grant of restricted stock units with a grant date value of approximately $120,000. The payment and vesting schedule for this additional annual compensation is the same as that described above.

Deferrals

A non-employee director may elect to defer receipt of all or a portion of his or her annual retainer and any meeting fees pursuant to a valid deferral election. To the extent that any such cash payments are deferred, they are credited to a notional account and bear interest at an annual rate equal to the prime rate (as defined in the Outside Directors

Compensation Plan). Non-employee directors may also elect to defer all or a portion of their annual restricted stock unit grant into a stock account where, subject to and following satisfaction of the applicable vesting requirements, notional stock units are credited until distribution in the form of shares of common stock upon the pre-selected date(s).

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DIRECTORS AND CORPORATE GOVERNANCE

In general, amounts deferred are paid to a non-employee director as of the earliest of:

•	the date elected by such director;

•	the date the director ceases to be a director; or

•	the date a change of control (as defined in the Outside Directors Compensation Plan) occurs.

Retainer, meeting fees and restricted cash amounts that are deferred are paid in cash in a single sum payment or, at the director’s election, in installments. Amounts of the stock grants (made prior to 2019) and/or restricted stock unit grants (made in or following 2019) that are deferred are paid in the form of shares of common stock in a lump sum or installments in accordance with the director’s election.

Stock Ownership Guidelines

The Company has a long-standing practice of having stock ownership guidelines for non-employee directors. Each non-employee director must achieve a stock ownership level of a number of shares with a value equal to five times the base annual cash retainer and, beginning in 2014, must hold 50% of the net shares from their annual stock grants received until they are in compliance with these guidelines. As of our latest measurement date (December 31, 2019), all of our non-employee directors who were directors on the measurement date (other than Dr. Jepsen, who joined the Board in March 2016, and Mr. Cheng, who joined the Board in January 2019, each of whom is in compliance with the 50% hold requirement) met the required ownership guideline level.

General

Directors who are also our employees receive no compensation for their services as directors except reimbursement of expenses incurred in attending meetings of our Board or Board committees.

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DIRECTORS AND CORPORATE GOVERNANCE

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of March 27, 2020 (except as indicated below), beneficial ownership, as defined by SEC rules, of our common stock and ownership of Restricted Stock Units (“RSUs”) by the persons or groups specified. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. The percentage calculations set forth in the table are based on 59,613,128 shares of common stock outstanding on March 27, 2020, rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	Number of Shares of Common Stock Owned Beneficially	Percentage of Common Stock Owned Beneficially	Number of RSUs Owned(22)
5% Beneficial Owners:
BlackRock, Inc.(1)	5,839,888	9.8%	—
The Vanguard Group(2)	5,793,027	9.7%	—
Norges Bank(3)	5,315,199	8.9%	—
Pzena Investment Management, LLC(4)	4,553,308	7.6%	—
Harris Associates L.P.(5)	3,907,645	6.6%	—
FMR LLC(6)	3,586,888	6.0%	—
Massachusetts Financial Services Company(7)	3,146,824	5.3%	—
Named Executive Officers and Directors:
Raymond E. Scott(8)(9)(10)	36,044	*	60,801
Jason M. Cardew(8)(9)	5,998	*	14,657
Carl A. Esposito(8)(9)	—	*	58,631
Jeneanne M. Hanley(8)(11)	3,378	*	—
Jeffrey H. Vanneste(8)(12)	21,407	*	—
Frank Orsini(8)(9)	31,167	*	24,202
Thomas A. DiDonato(8)(13)	45,308	*	5,303
Thomas P. Capo(10)(14)	12,744	*	—
Mei-Wei Cheng(10)(15)	1,545	*	—
Jonathan F. Foster(10)(16)	9,626	*	—
Mary Lou Jepsen(10)(17)	4,578	*	—
Kathleen A. Ligocki(10)(18)	14,038	*	—
Conrad L. Mallett, Jr.(10)(19)	9,020	*	—
Gregory C. Smith(10)(20)	11,531	*	—
Henry D.G. Wallace(10)(21)	21,296	*	—
Total Executive Officers and Directors as a Group (17 individuals)	214,663	*	178,472
*	Less than 1%

(1)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of 5,839,888 shares, with sole dispositive power as to all such shares and sole voting power as to 5,369,176 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of the Company’s common stock. No one person’s interest in the Company’s common stock is more than five percent of the total outstanding common stock. BlackRock’s principal place of business is 55 East 52nd Street, New York, New York 10055.

(2)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”). Vanguard is the beneficial owner of 5,793,027 shares, with sole voting power as to 43,270 such shares, sole dispositive power as to 5,741,125 such shares, shared voting power as to 15,689 such shares and shared dispositive power as to 51,902 such shares. Vanguard’s principal place of business is 100 Vanguard Blvd., Malvern, PA 19355.

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DIRECTORS AND CORPORATE GOVERNANCE

(3)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 11, 2020 by Norges Bank (“Norges”). Norges is the beneficial owner of 5,315,199 shares, with sole dispositive and sole voting power as to 5,258,420 shares. Norges’ principal place of business is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

(4)

Information contained in the table above and this footnote is based on a report on Schedule 13G filed with the SEC on January 24, 2020 by Pzena Investment Management, LLC (“Pzena”). Pzena is the beneficial owner of 4,553,308 shares, with sole dispositive power as to all such shares and sole voting power as to 4,175,035 shares. Pzena’s principal place of business is 320 Park Avenue, 8th Floor, New York, NY 10022.

(5)

Information contained in the table above and this footnote is based on a report on Schedule 13G filed with the SEC on February 14, 2020 by Harris Associates L.P. and Harris Associates Inc. (collectively, “Harris”). By reason of advisory and other relationships with the person who owns the shares, Harris may be deemed to be the beneficial owner of 3,907,645 shares, with sole voting power as to 3,631,655 shares and sole dispositive power over all such shares. Harris’ principal place of business is 111 S. Wacker Drive, Suite 4600, Chicago IL 60606.

(6)

Information contained in the table above and this footnote is based on a report on Schedule 13G filed with the SEC on February 7, 2020 by FMR LLC (“FMR”). FMR is the beneficial owner of 3,586,888 shares, with sole dispositive power as to all such shares and sole voting power as to 282,306 shares. FMR’s principal place of business is 245 Summer Street, Boston, Massachusetts 02210.

(7)

Information contained in the table above and this footnote is based on a report on Schedule 13G filed with the SEC on February 14, 2020 by Massachusetts Financial Services Company (“MFS”). MFS is the beneficial owner of 3,146,824 shares, with sole dispositive power as to all such shares and sole voting power as to 2,894,356 shares. MFS’s principal place of business is 111 Huntington Avenue, Boston, MA 02199.

(8)	The individual is a Named Executive Officer.

(9)

Messrs. Scott, Cardew, Esposito and Orsini are not yet retirement-eligible, and thus, their share ownership does not include any unvested Career Shares or RSUs. If they remain employed by the Company, Messrs. Scott, Cardew, Esposito and Orsini will become retirement-eligible on August 2, 2020, June 29, 2025, September 1, 2026, and April 2, 2027, respectively.

(10)	The individual is a director.

(11)

On January 28, 2019, Ms. Hanley left her position as Senior Vice President and President, E-Systems to pursue other interests. The information regarding Ms. Hanley’s beneficial ownership is based solely on her Section 16 filings through her Form 4 filed on January 8, 2019, and does not include any Performance Shares, RSUs or Career Shares that vested following such Form 4 filing. In connection with her termination of employment, Ms. Hanley’s outstanding equity awards were treated as follows, in accordance with their terms: (a) her 2017, 2018 and 2019 RSUs vested in full; (b) her 2016 and 2017 Career Shares vested and, along with her 2012-2015 Career Shares, will be distributed on her 62nd birthday; (c) the Career Shares granted to Ms. Hanley in 2018 were forfeited; (d) a prorated portion of her outstanding 2017-2019 Performance Shares vested in February 2020 based on actual performance; and (e) a prorated portion of her outstanding 2018-2020 and 2019-2021 Performance Shares remain outstanding and eligible to vest based on actual performance following the end of the applicable performance periods.

(12)

Mr. Vanneste retired as Senior Vice President and Chief Financial Officer effective October 31, 2019, and retired from the Company on February 29, 2020. The information regarding Mr. Vanneste’s beneficial ownership is based solely on his Section 16 filings through his Form 4 filed on February 8, 2019, and does not include any Performance Shares, RSUs or Career Shares that may have vested following such Form 4 filing. Prior to his retirement, Mr. Vanneste’s 2016 Career Shares, 2017 RSUs and 2017-2019 Performance Shares vested in the ordinary course. In connection with his retirement from the Company, Mr. Vanneste’s outstanding equity awards were treated as follows, in accordance with their terms: (a) his 2018 and 2019 RSUs vested in full; (b) his 2017 Career Shares vested and, along with his 2012-2016 Career Shares, will be distributed on his 62nd birthday; (c) his 2018 Career Shares vested and will be distributed on the third anniversary of their grant date; and (d) a prorated portion of his outstanding 2018-2020 and 2019-2021 Performance Shares remain outstanding and eligible to vest based on actual performance following the end of the applicable performance periods.

(13)

Mr. DiDonato is retirement-eligible and therefore qualifies for accelerated vesting of all of his Career Shares and RSUs that would have vested if the date of retirement had been 24 months later than it actually occurred. As a result, Mr. DiDonato’s share ownership includes 16,141 Career Shares and 6,559 unvested RSUs (all RSUs awarded more than one year prior to the record date). Such Career Shares and unvested RSUs would be forfeited only if Mr. DiDonato were terminated for “cause” pursuant to the terms of his employment agreement.

(14)

For Mr. Capo, the information contained in the table above includes 11,422 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,182 restricted stock units vesting on May 16, 2020, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(15)

For Mr. Cheng, the information contained in the table above includes 1,182 restricted stock units vesting on May 16, 2020, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(16)	For Mr. Foster, the information contained in the table above includes 1,182 restricted stock units vesting on May 16, 2020, within 60 days following the record date.

(17)

For Ms. Jepsen, the information contained in the table above includes 1,063 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,182 restricted stock units vesting on May 16, 2020, within 60 days following the record date.

(18)

For Ms. Ligocki, the information contained in the table above includes 10,302 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-

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DIRECTORS AND CORPORATE GOVERNANCE

established date elected by the director. The table also includes 1,182 restricted stock units vesting on May 16, 2020, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(19)

For Mr. Mallett, the information contained in the table above includes 7,838 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,182 restricted stock units vesting on May 16, 2020, within 60 days following the record date, a portion of which will be deferred upon vesting in accordance with the director’s election.

(20)	For Mr. Smith, the information contained in the table above includes 1,182 restricted stock units vesting on May 16, 2020, within 60 days following the record date.

(21)

For Mr. Wallace, the information contained in the table above includes 19,228 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 2,068 restricted stock units vesting on May 16, 2020, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(22)

Includes, as of March 27, 2020, (i) Career Shares and unvested RSUs owned by our retirement-eligible executive officers that have been outstanding for less than one year, and (ii) Career Shares and unvested RSUs owned by our non-retirement-eligible executive officers. These Career Shares and unvested RSUs are subject to all of the economic risks of stock ownership but may not be voted or sold and are subject to vesting provisions as set forth in the respective grant agreements.

Delinquent Section 16(a) Reports

Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2019, with the exception of a late Form 4 filing for Shari Burgess, Vice President and Treasurer, for 695 restricted stock units acquired on November 14, 2019, and reported in a Form 4 filed December 5, 2019, due to inadvertent administrative error.

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COMPENSATION DISCUSSION AND ANALYSIS

The following discusses the material elements of the compensation for our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and each of the other executive officers listed in the “2019 Summary Compensation Table” (collectively, the “Named Executive Officers”) during the year ended December 31, 2019. To assist in understanding compensation for 2019, we have included a discussion of our compensation policies and practices for periods before and after 2019 where relevant. To avoid repetition, in the discussion that follows we make cross-references to specific compensation data and terms for our Named Executive Officers contained in “Executive Compensation.” In addition, because we have a global team of managers in 39 countries, our compensation program is designed to provide some common standards throughout the Company and, therefore, much of what is discussed below applies to executives in general and is not limited specifically to our Named Executive Officers.

Named Executive Officers

Our Named Executive Officers for 2019 are:

Raymond E. Scott, President and Chief Executive Officer; Former Interim President, E-Systems

Jason M. Cardew, Senior Vice President and Chief Financial Officer; Former Vice President, Finance, Seating and E-Systems

Frank C. Orsini, Executive Vice President and President, Seating

Thomas A. DiDonato, Senior Vice President and Chief Administrative Officer

Carl A. Esposito, Senior Vice President and President, E-Systems

Jeffrey H. Vanneste, Former Senior Vice President and Chief Financial Officer

Jeneanne M. Hanley, Former Senior Vice President and President, E-Systems

As previously disclosed, effective October 31, 2019, Mr. Vanneste resigned as Senior Vice President and Chief Financial Officer and Mr. Cardew, who previously served as the Company’s Vice President, Finance, Seating and E-Systems, assumed the role as his successor, effective November 1, 2019. Mr. Vanneste served as a non-executive employee of the Company, in a transition and advisory role, through his retirement from the Company at the end of February 2020. A description of the compensation arrangements with Messrs. Cardew and Vanneste in connection with the transition can be found under the heading “CFO Transition” following the Summary Compensation Table below.

In addition, as previously disclosed, effective January 28, 2019, Ms. Hanley ceased serving as Senior Vice President and President, E-Systems. Mr. Scott acted as Interim President, E-Systems until Mr. Esposito assumed the role of Senior Vice President and President, E-Systems, effective September 3, 2019. A description of the compensation arrangements entered into with Mr. Esposito and an overview of the severance benefits that Ms. Hanley received pursuant to her employment agreement can be found under the heading “Other Executive Transition” following the Summary Compensation Table below.

Executive Summary

We are a leading Tier 1 supplier to the global automotive industry that operates in two business segments: Seating and E-Systems. We supply seating, electrical distribution systems and electronic modules, as well as related sub-systems, components and software, to all of the world’s major automotive manufacturers. At Lear, we are Making every drive betterTM by providing technology for safer, smarter and more comfortable journeys, while adhering to our values—Be Inclusive. Be Inventive. Get Results The Right Way. We have 257 manufacturing, engineering and administrative locations in 39 countries and are continuing to grow our business in all automotive producing regions of the world, both organically and through complementary acquisitions. Our manufacturing footprint reflects more than 143 facilities in 22 low cost countries. We have an executive compensation program that is generally market-median based and which is closely linked to our Company’s performance.

Our overarching objective is to maximize stockholder value by delivering profitable growth while balancing risk and returns, maintaining a strong balance sheet with investment grade credit metrics and consistently returning excess cash to our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

In 2019, we faced significant macroeconomic headwinds, including continued weakening of foreign currencies against the U.S. dollar and an industry environment marked by a 6% decline in global vehicle production. In the first half of the year, our results were impacted by lower volumes associated with new model changeovers for some of our key programs. In the second half of the year, General Motors experienced the longest work stoppage for an original equipment manufacturer in the automotive industry in recent history. General Motors is our largest customer, and the strike directly impacted our ability to achieve certain of our financial performance metrics. Despite this extremely challenging environment, we delivered solid financial results for the year. Highlights of our 2019 performance and recent significant events include the following:

•	We achieved full-year sales of $19.8 billion, which represents 3% growth over market excluding the impact of foreign exchange and acquisitions.

•	We achieved core operating earnings of $1.3 billion and adjusted earnings per share of $13.99 in 2019.*

•	We generated free cash flow of $680 million in 2019.*

•	We acquired Xevo Inc., a Seattle-based, global leader in connected car software. Xevo is a supplier of software solutions for the cloud, vehicles and mobile devices that are deployed in millions of vehicles worldwide.

•	We received four J.D. Power Seat Quality Awards and a 2019 Automotive News PACE Award for ConfigurE+™.
•	We continued to win new business in both product segments, with a 2020 to 2022 sales backlog of $2.7 billion.

•	We returned $567 million to stockholders in 2019 through our share repurchase and dividend programs.

•	Since initiating the share repurchase program in 2011, we have returned $4.6 billion to stockholders, including the repurchase of 49% of total shares outstanding. In February 2020, the Company’s share repurchase authorization was increased to $1.5 billion, and the authorization period was extended to December 31, 2022.

•	In February 2020, we increased our quarterly cash dividend for the 9th consecutive year.

•	The Company’s total return to stockholders for the five-year period ended December 31, 2019 was 50%.

The highlights of our 2019 executive compensation program resulting from our 2019 Company financial performance were as follows:

•	Incentive payouts were commensurate with our financial results. Annual incentive awards were earned at 61% of the targeted level and the 2017-2019 cycle of long-term Performance Shares was earned at 86% of the targeted level based on achievement of the financial goals outlined below.

2019 Annual Incentive Program

*

Core operating earnings, adjusted earnings per share and free cash flow are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). For more information regarding our non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, see Appendix A, “Reconciliation of Non-GAAP Financial Measures.”

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COMPENSATION DISCUSSION AND ANALYSIS

2017-2019 Performance Shares

(See “— 2019 Incentive Programs — Pay for Performance,” “— 2019 Incentive Programs — Annual Incentives” and “— 2019 Incentive Programs — Long-Term Incentives” below for more information regarding these financial measures.)

•	Long-term incentive awards granted in 2019 to our Named Executive Officers were solely in the form of equity to further link the interests of our executives with those of our stockholders. We awarded Performance Shares to represent 75% of the value of these long-term incentive awards and service-based RSUs to represent 25% of the value. We place the greatest weighting on Performance Shares in order to directly link our executives’ interests with those of our stockholders while also rewarding executives based on our three-year financial performance.

We maintain several compensation program features and corporate governance practices to ensure a strong link between executive pay, Company performance and stockholder interests and to ensure that we have a fully competitive executive compensation program:

WHAT WE DO	WHAT WE DON’T DO

Pay Program Aligned with Business Strategy (see pages 32, 37 to 41)

Balanced Mix of Performance Measures (see page 35)

Relative TSR Performance Metric for 2020 Performance Share Grants and Addition of Stock Options to 2020 Grant Mix (see page 41)

High Percentage of Performance-Based Pay (see the charts below and pages 32 to 33, 35 and 37)

Robust Stock Ownership Guidelines (see page 42)

Equity Retention Requirement (see page 42)

Annual Market Practices and Compensation Risk Review (see pages 33 to 34 and 64 to 65)

Clawback of Incentive Compensation (see page 44)

Independent Compensation Consultant for Compensation Committee (see pages 21 to 22 and 34)

Holding Period for Career Shares (see pages 43 and 52)

No Excise Tax Gross-Ups (see page 44)

No Single-Trigger Change in Control Severance Benefits (see pages 43 to 44 and 60 to 64)

No Single-Trigger Change in Control Vesting of Equity Awards (see pages 43 to 44 and 60 to 64)

No Hedging or Pledging of Company Stock (see pages 44 and 66)

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Target Total Direct Compensation Allocation (Assuming Performance-Based Components at Target and not including Career Shares)

We will continue to monitor our executive compensation programs and consider appropriate modifications that will allow us to drive achievement of our business strategy and targeted financial results, meet our talent needs and maintain fully-competitive compensation programs and practices to maximize long-term stockholder value.

Pay-Performance Alignment

The executive compensation program is designed to drive execution of our business strategy by strongly aligning pay opportunities with performance outcomes. The Compensation Committee considers multiple perspectives in assessing the achievement of this critical objective. Specifically, the Compensation Committee reviews a multi-year history of incentive payouts as a percentage of target, financial and total stockholder return (TSR) results, and the NEO’s pay relative to the Comparator Group (as defined below). These analyses found that relative to the Comparator Group:

1.	The Named Executive Officers’ target pay levels are in the competitive range of market median, on average, with an emphasis on performance-based pay opportunities.

2.

Lear’s incentive plan performance measures are well-aligned to its business strategy, correlative to TSR and are generally consistent with the measures used by the Comparator Group (and the broader industrial market).

3.	Lear’s annual incentive and performance share payouts are aligned with performance relative to the Comparator Group.

Consistent with the Company’s pay-for-performance philosophy, challenging goals are set for the annual incentive and performance share award opportunities. As such, in some years, payouts will be above target (when our results exceed the target for the performance period), and in other years, payouts will be below target (when our results are below the target for the performance period). For the performance periods ending in 2019, payouts for both the annual incentive and performance share award opportunities were below target as our results were below targeted levels.

Our typical pay administration approach for promoted executives is to move target pay levels to market median over several years while emphasizing at-risk, performance-based incentive award opportunities. For example, relative to 2018 target pay, the CEO’s 2019 target pay (his first full year as CEO) was increased to move closer to market median. The vast majority of the increased target pay opportunity was provided in at-risk performance share award opportunities which can be earned for results over the three-year period 2019 to 2021. The actual values realized, if any, from

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COMPENSATION DISCUSSION AND ANALYSIS

performance share award opportunities can vary significantly (due to financial and TSR results over three years and the Company’s stock price at payout) from the grant amounts shown in the Summary Compensation Table (Stock Awards column).

2019 Advisory Vote on Executive Compensation

The Compensation Committee reviewed the results of the 2019 stockholder advisory vote on Named Executive Officer compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority (over 97%) of our stockholders voting at the annual meeting approved the compensation program described in our 2019 Proxy Statement, the Compensation Committee did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote.

Executive Compensation Philosophy and Objectives

The objectives of our compensation policies are to:

•	link executive pay to Company performance;

•	optimize profitability, cash flow and revenue growth, and return on investment;

•	link the interests of management with those of stockholders;

•	align management’s compensation with our business strategy and compensation philosophy;

•	promote teamwork within our group of global managers (our “One Lear” concept); and

•	attract, reward and retain the best executive talent.

To achieve these objectives, we believe that the total compensation program for executive officers should consist of the following:

•	base salary;

•	annual incentives;

•	long-term incentives;

•	retirement plan benefits;

•	health, welfare and other benefits; and

•	termination/change in control benefits.

The Compensation Committee routinely reviews the elements noted above. In general, the Compensation Committee monitors compensation levels to ensure that a higher proportion of an executive’s total compensation is awarded in the form of variable and performance-based components (dependent on Company performance) as the executive’s responsibilities increase.

Benchmarking

The Compensation Committee targets base salaries, annual incentive awards, long-term incentive awards and total direct compensation of our executives on average to be within a competitive range (i.e., +/- 10%) of the median of the Company’s comparator group (the “Comparator Group”) and other comparably-sized companies in the same general industry. In addition to pay benchmarking, other factors (including our business strategy, talent needs, executives’ experience levels and cost) are considered in setting target pay. Actual compensation relative to target pay opportunities will vary based on performance, including the Company’s actual financial performance, an executive’s performance and achievement of specified management objectives and, for long-term incentive awards, the value of common stock at payment. For 2019, the base salaries, targeted annual incentive awards, targeted long-term incentive awards and targeted total direct compensation for our Named Executive

Officers were, on average, within the competitive range of market median for comparable positions.

The criteria used to select the 19 peer companies in our Comparator Group focused on automotive parts and equipment, industrial machinery, heavy trucks and other durable goods manufacturing companies, generally with the following specifics: (i) annual revenues typically ranging from 0.5 times to 2.0 times the Company’s revenues; (ii) global companies typically with U.S. headquarters; (iii) market capitalization typically ranging from 0.2 times to 5.0 times the Company’s market capitalization; and (iv) companies that are considered by independent proxy advisors to be the Company’s proxy peers. The Company supplements its review of the Comparator Group with a broader survey of general industrial companies (not individually selected or identified) for benchmarking of executive compensation levels and, as appropriate, compensation design practices.

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COMPENSATION DISCUSSION AND ANALYSIS

The companies in the Comparator Group for 2019 are shown below. The revenues for this group in their most recently reported fiscal year ranged from $10.2 billion to $39.4 billion, with a median of $16.6 billion. Lear’s revenues for 2019 were $19.8 billion.

2019 Comparator Group
Adient plc	Eaton Corporation plc	L-3 Technologies, Inc.	TE Connectivity Ltd.
Aptiv PLC	Emerson Electric Co.	Magna International Inc.	Tenneco Inc.
BorgWarner Inc.	Goodyear Tire & Rubber Company	Navistar International Corporation	Textron Inc.
Cummins Inc.	Illinois Tool Works Inc.	PACCAR Inc.	Whirlpool Corporation
Deere & Company	Ingersoll-Rand Plc	Parker-Hannifin Corporation

Total Compensation Review

The Compensation Committee annually reviews key elements of our executive compensation program, including materials setting forth the various components of compensation for our Named Executive Officers and a summary of market practices and emerging trends, and discusses potential implications to the Company in the context of our business strategy and talent needs. This includes a specific review of dollar amounts for pay elements and potential payment obligations under our executive employment agreements, including an analysis of the resulting impact created by a change in control of the Company. The Compensation Committee reviews total compensation summaries or tally sheets for our Named Executive Officers on an annual basis. Tally sheets provide for an overall assessment of our compensation program while ensuring the proper linkage to financial performance and stockholder interests. In addition, although each component is assessed independently, the total complement of the components must work in harmony to achieve a proper balance, which, in turn, helps manage compensation risk. We also annually complete a comprehensive compensation risk assessment with assistance from our outside legal counsel and Pay Governance.

Role of Management in Setting Compensation Levels

Our human resources staff supports the Compensation Committee in its work. They also work with compensation consultants, whose engagements have been approved by the Compensation Committee, and with accountants, legal counsel and other advisors, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the Compensation Committee. The Compensation Committee has engaged Pay Governance as its independent compensation consultant to assist with the ongoing review of our executive and director compensation programs and to ensure that our programs are competitive and appropriate given the Company’s objectives and prevailing market practices, and, for most compensation topics for which the Compensation Committee is responsible, it has directed Pay Governance to work with management to develop recommendations that reflect the Compensation Committee’s objectives for the compensation program. Pay

Governance performs no other services for the Company. The Compensation Committee has final authority to approve, modify or reject these recommendations and to make its decisions in executive session. Our President and CEO provides input with respect to compensation of the executive officers (other than himself) but is otherwise not involved in decisions of the Compensation Committee affecting the compensation of our executive officers. While our CFO, General Counsel, Senior Vice President and Chief Administrative Officer and other members of our human resources management attend such meetings to provide information, present materials to the Compensation Committee and answer related questions, they are not involved in decisions of the Compensation Committee affecting the compensation of our executive officers. The Compensation Committee typically meets in executive session after each of its regularly scheduled meetings to discuss executive compensation and make decisions.

Discretion of Compensation Committee

The Compensation Committee generally has the discretion to make awards under the Annual Incentive Plan (“AIP”) and the 2019 Long-Term Stock Incentive Plan (and, prior to our 2019 Annual Meeting,

our 2009 Long-Term Stock Incentive Plan) (the “LTSIP”) to our executive officers, including the Named Executive Officers. In addition, under the AIP and the LTSIP, the Compensation

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COMPENSATION DISCUSSION AND ANALYSIS

Committee retains the authority to provide for adjustments to the financial measures utilized for annual and long-term incentive awards, such as excluding the impact of gains or losses on the sale of assets, the effects of changes in accounting principles or the application thereof, or unusual or non-recurring items, including the impact of significant differences from the assumptions contained in the financial budget upon which the applicable performance targets were established. Any such adjustments to financial measures would be intended to better reflect a Named Executive Officer’s actual performance, align award payments with decisions that support the Company’s long-term financial plan and strategies, avoid unintended inflation or deflation of awards due to unusual or non-recurring items during the performance period, and emphasize the Company’s preference for long-term, sustainable growth.

Elements of Compensation

Our compensation program is designed to attract, motivate and retain executives through a mix of short-term and long-term compensation, fixed and variable pay and cash and equity-based compensation, while emphasizing our philosophy of pay for performance. A summary of the core total direct compensation elements (base salary, annual incentives and long-term incentives) follows below. Retirement plan benefits, termination/change in control benefits, and certain health, welfare and other benefits are not included in this table, but additional information about these programs can be found on pages 43 to 44.

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range
Base Salary	Provide a competitive rate of pay to attract, motivate and retain executive officers of the Company	Individual performance, responsibilities, experience, time in position and critical skills	Fixed	Cash	n/a
AIP	Align a portion of annual pay to performance against key goals and objectives for the year	Adjusted Operating Income (50%) Free Cash Flow (50%)	Variable	Cash	0-200% of target
Performance Shares under LTSIP	Align executive pay with long-term stockholder interests through equity-based compensation tied to key performance metrics of the Company over a three-year period	Adjusted ROIC (66 2/3%) Cumulative Adjusted Pre-Tax Income (33 1/3%) Relative TSR modifier	Variable	Equity	0-200% of target number of shares; Performance Share value fluctuates with stock price movement
RSUs under LTSIP	Align executive pay with long-term stockholder interests through equity-based compensation	Stock price alignment	Variable	Equity	100% of grant RSU value fluctuates with stock price movement

Narrative descriptions of the individual elements of compensation are set forth below.

Base Salary

Base salary is used as an input for other elements of our compensation program. For example, annual incentive targets in 2019 were set as a percentage of base salary. Because the amount of base salary can establish the range of potential compensation for other elements, we take special care in establishing base salary levels.

Base salaries for our Named Executive Officers are targeted, on average, around the median level for comparable positions. On an annual basis, we review respective responsibilities, individual performance, the Company’s business performance and base salary levels for senior executives at companies within the Comparator Group and broader industrial survey. Base salaries for our executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position and considering internal pay equity and their experience relative to industry peers. Merit increases in base salary for our senior executives are also determined by the results of the Board’s annual leadership review. At this review, our CEO assesses the performance of our top executives and presents his perspectives to our Board. Our CEO’s base salary and total compensation are reviewed by the Compensation Committee following the annual CEO performance review. Generally, in

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COMPENSATION DISCUSSION AND ANALYSIS

February of each year, the CEO and Compensation Committee reach agreement on his goals and objectives for the upcoming year, and the Compensation Committee evaluates his performance for the prior year against the prior year’s agreed goals and objectives. Our CEO has traditionally received a lower percentage of his total compensation in the form of fixed amounts like base salary relative to our other executives in order to link more closely his compensation to the performance of the Company. The 2018 and 2019 base salaries of our Named Executive Officers are summarized in the table below:

Base Salaries
	2018 Base Salary Rate(1)	2019 Base Salary Rate(2)	Reason for Increase
Raymond E. Scott	$1,160,000	$1,200,000	Market-based increase
Jason M. Cardew	$550,000	$700,000	In consideration of promotion to CFO
Frank C. Orsini	$770,000	$800,000	Market-based increase
Thomas A. DiDonato	$671,875	$700,000	Market-based increase
Carl A. Esposito	$—	$650,000	—
Jeffrey H. Vanneste	$827,750	$709,792	—
Jeneanne M. Hanley	$620,000	$640,000	—
(1)

The 2018 base salary rates for Messrs. Scott and Orsini and Ms. Hanley reflect each individual’s annualized base salary rate as of March 1, 2018. The 2018 base salary rate for Mr. Cardew was established later in 2018, and Mr. Esposito did not commence employment with the Company until September 3, 2019. All other Named Executive Officer 2018 base salary rates were effective January 1, 2018.

(2)

The 2019 base salary rate (i) for Ms. Hanley reflects her annualized base salary rate prior to her departure from the Company in January 2019, and (ii) for Mr. Vanneste reflects his combined base salary rate for 2019, including his base salary rate prior to his resignation as Senior Vice President and Chief Financial Officer, effective October 31, 2019, and his base salary rate from November 1, 2019 through December 31, 2019 ($10,000 per month), during his service as a non-executive employee of the Company. Mr. Cardew’s base salary rate was increased effective November 1, 2019 in connection with his promotion. All other Named Executive Officer 2019 base salary rates were effective January 1, 2019.

For 2020, the annual base salaries for the Named Executive Officers remain unchanged from 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Incentive Programs

Pay for Performance

All of the annual incentive opportunity and the majority (75%) of the long-term incentive opportunity are determined based on specific performance measures that drive achievement of our business strategy while ensuring sharp focus on critical results. Time-based RSUs make up the remaining portion (25%) of our 2019 long-term incentive awards and derive their value from our stock price and dividends. In order to drive profitable growth with efficient capital management, we selected four complementary performance measures (which assess earnings, cash flow and capital management over annual or three-year periods) to use in our incentive plans for 2019:

Measure	Plan	Weighting	Background
Adjusted Operating Income	AIP	50%

•  Pre-tax income before equity income, interest, other expense, restructuring costs and other special items.

•  Adjusted Operating Income is a well understood operating metric that can be influenced by all levels of employees of the Company.

•  Provides motivation to maximize earnings from current operations.

Free Cash Flow	AIP	50%

•  Net cash provided by operating activities, less capital expenditures, excluding certain transactions.

•  Free Cash Flow is a well understood operating metric that can be influenced by all levels of employees of the Company.

•  Provides motivation to maximize cash flow through earnings and appropriate management of working capital and investments.

Adjusted ROIC	LTSIP	66 2/3%

•  Based on Adjusted Operating Income and average invested capital for performance increments over the three-year performance period (2019-2021).

•  Adjusted ROIC is a well understood operating metric that focuses on the quality of earnings as measured by return on total capital invested in the business.

•  Provides long-term focus on generating adequate returns on capital balanced by the goal of profitable growth embedded in the annual incentive performance measures.

•  Desired goal is to generate returns in excess of the Company’s cost of capital.

Cumulative Adjusted Pre-Tax Income	LTSIP	33 1/3%

•  Cumulative consolidated adjusted net income for the three-year performance period (2019-2021) before a provision for income taxes, excluding certain transactions.

•  Focuses on earnings generated from products sold, encouraging profitable revenue growth and efficient management of costs over time.

Relative TSR	LTSIP	+/-

•  LTSIP awards for the three-year performance period (2019-2021) are also subject to potential adjustment (downwards or upwards, with a maximum payout of 200% of target) based on the TSR achieved by the Company relative to the TSR of a specified automotive industry peer group for such performance period.

•  If, at the end of the performance period, the Company’s absolute TSR is negative, payout of the 2019 Performance Shares will not be adjusted upward.

•  Intended to further align payouts to value creation by funding the awards based on Adjusted ROIC and Cumulative Adjusted Pre-Tax Income, which reward execution of our multi-year strategy, and potentially modifying the final payouts based on our three-year TSR relative to other automotive suppliers.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

Our executive officers participate in the AIP. Under the AIP, the Compensation Committee provides annual cash incentive award opportunities for the achievement of financial performance goals considered important to the Company’s future success. Awards, if earned, are typically paid early in the following year based on our performance achieved in the prior fiscal year.

Target Annual Incentive.    Each Named Executive Officer is assigned an annual target opportunity under the AIP expressed as a percentage of such officer’s base salary. An executive’s target annual incentive percentage generally increases as his or her ability to affect the Company’s performance increases. Consequently, as an executive’s responsibilities increase, his or her variable compensation in the form of an annual incentive, which is dependent on Company performance, generally makes up a larger portion of the executive’s total compensation.

For 2019, the target annual incentive opportunity for each of Messrs. Scott, Orsini, and DiDonato was 150%, 100% and 85%, respectively, of their base salaries. For 2019, Mr. Cardew’s target annual incentive opportunity was increased to 90% of his base salary effective November 1, 2019, in connection with his promotion to Senior Vice President and Chief Financial Officer, and was 70% of his base salary with respect to his ten months of service prior to his promotion. Mr. Esposito received a one-time cash payment of $400,000 in February 2020 in lieu of participating in the 2019 AIP, which was part of his recruitment pay package. Mr. Vanneste was eligible to receive a prorated payout under the 2019 AIP with respect to his ten months of service as Senior Vice President and Chief Financial Officer at a target of 100% of his pre-transition annual base salary. Ms. Hanley was eligible to receive a prorated payout under the 2019 AIP with respect to her one month of service as Senior Vice President and President, E-Systems at a target of 85% of her pre-departure annual base salary. For 2020, Mr. DiDonato’s target annual incentive opportunity has been increased to 100% of his base salary, and the target annual incentive opportunities for the other Named Executive Officers remain unchanged from 2019.

Financial Measures.    Adjusted Operating Income and Free Cash Flow were used because they are highly visible and important measures of operating performance that are relied upon by investors. The Adjusted Operating Income and Free Cash Flow targets applicable to the 2019 AIP were initially set in November 2018 based on the Board-approved budget, with the target goals reflecting a level of performance which at the time was anticipated to be challenging but achievable; the threshold goals reflecting a level of performance at which the Compensation Committee believed a portion of the award should be earned; and the maximum goals being set well above target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted. However, due to significant deterioration in industry conditions (including substantial downward revisions in the IHS Markit forecasts and other factors) following November 2018, the Board conducted a subsequent budget review in February 2019 and approved downward adjustments of approximately 3% and 5% for Adjusted Operating Income and Free Cash Flow, respectively. Consistent with our goal setting philosophy, the updated budget was used for the 2019 AIP goals. At the time of this change, there was substantial uncertainty that the updated budget would be achieved.

If threshold, target or maximum Adjusted Operating Income and Free Cash Flow goals (described above in “— Executive Summary — 2019 Annual Incentive Program”) were attained in 2019, 50%, 100% or 200% of the target incentive amount for each executive, respectively, would be earned.

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COMPENSATION DISCUSSION AND ANALYSIS

Results.    In determining the 2019 AIP payouts in February 2020, consistent with our pay-for-performance philosophy of providing incentive payouts for delivering operating results, the Compensation Committee deemed it appropriate to exclude the estimated impact of the 2019 General Motors strike from our financial performance results as a significant unplanned, unbudgeted item. Factoring in such exclusion, our 2019 Adjusted Operating Income ($1,436 million) and 2019 Free Cash Flow ($806 million) were each achieved at between the threshold and target levels of performance, which resulted in annual incentive awards being earned at 61% of target. Adjusted Operating Income and Free Cash Flow are described above in “—2019 Incentive Programs – Pay for Performance” and exclude the estimated impact of the General Motors strike, as described above. The resulting annual incentive amounts earned by our Named Executive Officers are set forth in the table below:

2019 Annual Incentives
	Target Opportunity (as % of Base)(1)	Target Amount(2)	Actual Performance	2019 Incentive Amount(3)
Raymond E. Scott	150%	$1,800,000	61%	$1,098,000
Jason M. Cardew	73.33%	$513,310	61%	$313,119
Frank C. Orsini	100%	$800,000	61%	$488,000
Thomas A. DiDonato	85%	$595,000	61%	$362,950
Carl A. Esposito (4)	—	$—	—	—
Jeffrey H. Vanneste	100%	$689,789	61%	$420,771
Jeneanne M. Hanley	85%	$45,332	61%	$27,653
(1)	Mr. Cardew’s Target Opportunity for 2019 was (a) 70% for the first ten months of 2019 and (b) 90% for the last two months of 2019, for a blended 2019 Target Opportunity of 73.33% of his base salary.

(2)

The Target Amount is generally the Named Executive Officer’s base salary multiplied by his or her respective Target Opportunity, except as follows: Mr. Cardew’s Target Amount for 2019 represents (a) his base salary for 2019 once he assumed the role of Senior Vice President and CFO, or $700,000, times (b) his blended Target Opportunity for 2019 of 73.33%. Mr. Vanneste’s Target Amount for 2019 was 100% of his pre-transition base salary, or $827,750, prorated for the ten months that he served as Senior Vice President and CFO. Ms. Hanley’s Target Amount for 2019 was 85% of her pre-departure base salary, or $640,000 prorated for the one month in 2019 that she served as Senior Vice President and President, E-Systems.

(3)	The 2019 Incentive amount represents the amount actually earned, which is calculated as the Target Amount multiplied by the Actual Performance (61%).

(4)	As noted above, Mr. Esposito received a cash payment of $400,000 in February 2020 in lieu of participating in the 2019 AIP.

Long-Term Incentives

The long-term incentive component of our executive compensation program is designed to provide our senior management with performance-based award opportunities, to drive superior long-term performance and to align the interests of our senior management with those of our stockholders. To achieve these goals, we have adopted a “portfolio” approach that recognizes the strengths and weaknesses that various forms of long-term incentives provide.

2019 Awards.    The Compensation Committee approved the 2019 long-term incentive program, which consisted of RSUs and equity-based Performance Shares granted under the LTSIP to certain officers and key employees, including to the Named Executive Officers. These awards generally were structured, consistent with market practices and the 2018 grants, such that recipients received 75% of the total target award value in the form of Performance Shares and the remaining 25% in service-based RSUs. Effective as of January 1, 2019, the target value of the 2019 long-term incentive opportunities for Messrs. Scott, DiDonato and Vanneste were increased, respectively, from 625% to 680% of his annual base salary, from 270% to 285% of his annual base salary, and from 270% to 285% of his annual base salary. The target value of Mr. Cardew’s 2019 long-term incentive opportunity was set at 200% of his annual base salary, prior to his promotion to Senior Vice President and Chief Financial Officer, and the target value of Mr. Orsini’s and Ms. Hanley’s 2019 long-term incentive opportunities were, respectively, 300% and 270% of their annual base salaries (Ms. Hanley received her 2019 RSU and Performance Share grants prior to the termination of her employment in January 2019). Mr. Esposito did not receive regular 2019 long-term incentive opportunities; however, in connection with his

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COMPENSATION DISCUSSION AND ANALYSIS

commencement of employment, Mr. Esposito received a one-time grant of 54,899 time-vesting restricted stock units, with a value equal to approximately $6,000,000, which vests in ratable installments on each of the second, third, and fourth anniversaries of the date of grant.

The specific amounts and terms of the 2019 long-term incentive awards are shown in and following the “2019 Grants of Plan-Based Awards” table below. The target levels of Adjusted ROIC and Cumulative Adjusted Pre-Tax Income performance for the Performance Shares were set by reference to the Board-approved budget in November 2018 based on the forecast for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold level was set to be reflective of performance at which the Compensation

Committee believed a portion of the award opportunity should be earned. The maximum level was set significantly above the target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted. However, due to significant deterioration in industry conditions (including substantial downward revisions in the IHS Markit forecasts and other factors) following November 2018, the Board conducted a subsequent budget review in February 2019 and approved downward adjustments of approximately 3% for each of Adjusted ROIC and Cumulative Adjusted Pre-Tax Income. Consistent with our goal-setting philosophy, the updated budget was used to revise the goals applicable to the 2019 Performance Shares. At the time of this change, there was substantial uncertainty in achieving the updated budget.

As previously disclosed, the awards of Performance Shares granted in 2019 will vest based on the achievement of Cumulative Adjusted Pre-Tax Income and Adjusted ROIC objectives, but will also be subject to potential adjustment (downwards or upwards, with a maximum payout of up to 200% of target) based on the TSR achieved by the Company relative to the TSR of a specified auto industry peer group over the three-year performance period ending December 31, 2021. The relative TSR peer group for these awards is set forth in the following table:

2019-2021 Performance Shares – Relative TSR Peer Group
Adient plc	Cooper-Standard Holdings Inc.	Goodyear Tire & Rubber Co.	Standard Motor Products, Inc.
Allison Transmission Holdings, Inc.	Cummins Inc.	LCI Industries	Superior Industries International, Inc.
American Axle & Mfg Holdings, Inc.	Dana Incorporated	Magna International Inc.	Tenneco Inc.
Aptiv PLC	Delphi Technologies PLC	Meritor, Inc.	Tower International, Inc.
Autoliv, Inc.	Eaton Corporation plc	Modine Manufacturing Company	Valeo SA
BorgWarner Inc.	Faurecia S.A.	Navistar International Corporation	Visteon Corporation
Continental Aktiengesellschaft	Gentex Corporation	PACCAR Inc.
Cooper Tire & Rubber Company	Gentherm Incorporated	Shiloh Industries, Inc.

If at the end of the performance period, the Company’s absolute TSR is negative, payout of the 2019 Performance Shares will not be adjusted upward. The addition of the relative TSR modifier was intended to further align payouts to value creation by funding the awards based on the two financial metrics, which reward execution of our multi-year strategy, and potentially modifying the final payouts based on our three-year TSR relative to other auto suppliers.

Vesting of 2017 Performance Share Awards.    In 2017, each of our Named Executive Officers (other than Mr. Esposito, who did not commence employment with the Company until 2019) received grants of Performance Shares for the 2017-2019 performance period, with terms similar to those of the

2019 awards described above (except there was no relative TSR modifier). The RSUs that were granted at the same time as the 2017 Performance Shares (and represented 25% of the total equity award value at target) vested in January 2020.

The threshold, target, maximum and actual Adjusted ROIC and Cumulative Adjusted Pre-Tax Income levels for the 2017-2019 performance period are set forth above under the heading “Compensation Discussion and Analysis — Executive Summary — 2017-2019 Performance Shares.” If threshold, target or maximum were attained on these measures during the performance period, 50%, 100% or 200% of the target performance shares for each executive, respectively, would be earned.

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COMPENSATION DISCUSSION AND ANALYSIS

Adjusted ROIC (15.4%) and Cumulative Adjusted Pre-Tax Income ($4,456 million) were each achieved at between the threshold and target levels of performance, with the total award being earned at 86% of target. The resulting share amounts earned by our Named Executive Officers (other than Mr. Esposito, as noted above) are set forth in the table below:

2017-2019 Performance Shares
	Target Shares (#)	Actual Performance	Actual Shares Earned (#) (1)
Raymond E. Scott	13,464	86%	11,579
Jason M. Cardew	3,129	86%	2,690
Frank C. Orsini	11,015	86%	9,472
Thomas A. DiDonato	9,521	86%	8,188
Carl A. Esposito	—	—	—
Jeffrey H. Vanneste	11,730	86%	10,087
Jeneanne M. Hanley	1,645	86%	1,414
(1)	Ms. Hanley’s 2017-2019 Performance Share payout was prorated for the number of full calendar months in the performance period during which she remained employed by the Company.

Adjusted ROIC and Cumulative Adjusted Pre-Tax Income are non-GAAP measures. Adjusted ROIC consists of Adjusted Operating Income (as defined in “— 2019 Incentive Programs — Annual Incentives” above) after taxes (assuming a U.S. Federal corporate income tax rate of 35%) divided by average invested capital for each fiscal year, excluding acquisitions not contemplated at the time that the targets were set. Average invested capital consists of total assets plus the present value of operating leases, less accounts payable and drafts and accrued liabilities, and investments in unconsolidated entities, and certain other adjustments. Cumulative Adjusted Pre-Tax Income is Lear’s cumulative adjusted net income for the performance period before a provision for income taxes, excluding acquisitions not contemplated at the time that the targets were set.

Changes for 2020 Equity Awards.    In late 2019, the Compensation Committee approved increased target long-term incentive opportunities for 2020 for Messrs. Scott and Cardew of, respectively, 700% and 270% of their annual base salaries.

The Compensation Committee approved certain changes to the long-term equity incentive compensation program for

2020. The performance shares granted in 2020 will be earned based on two performance measures, Adjusted Cumulative Pretax Income (two-thirds of the award) and, in lieu of Adjusted ROIC (which had been used in prior years), the Company’s TSR relative to the TSR of an auto industry peer group during the performance period (one-third of the award). The performance shares will no longer be subject to a TSR modifier. In addition, for 2020, the Compensation Committee determined to reallocate some of the target long-term equity incentive value that was previously awarded to our Named Executive Officers in the form of performance shares and time-vested restricted stock units to grants of non-qualified stock options, for a 2020 equity grant mix consisting approximately 60% of performance shares, 20% of time-vested restricted stock units, and 20% non-qualified stock options. Our Named Executive Officers (other than Mr. Vanneste and Ms. Hanley) received these awards in January 2020. The addition of a relative TSR metric and stock option awards to the long-term incentive compensation program is intended to further align the interests of our Named Executive Officers with value creation.

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COMPENSATION DISCUSSION AND ANALYSIS

Management Stock Ownership Guidelines

The management stock ownership guidelines provide that our executive officers achieve specified stock ownership levels based on a multiple of each executive officer’s base salary. The stock ownership guidelines were intended to create a strong link between our long-term success and the ultimate compensation of our executive officers. Under the guidelines, unvested awards generally do not count towards the goal; however, once they are within 24 months of vesting, (i) for all executive officers, 60% of RSUs awarded count towards the goal, and (ii) for retirement-eligible executive officers only, 60% of Career Shares awarded count towards the goal. Until an executive meets the goal, he or she must hold 50% of the net shares acquired upon the vesting of equity awards. The shares underlying Career Shares are not distributed until the earlier of age 62 (or the vesting date, if later) or three years after the qualifying retirement. Share ownership targets for executives reaching age 60 are reduced by 10% annually up to a maximum reduction of 50%. The stock ownership levels which must be achieved by our executive officers are as follows:

Position	Required Share Ownership Level (multiple of base salary)
CEO	6X
Executive Vice Presidents	3X
Senior Vice Presidents	3X
Other Executive Officers	1.5X

Our stock ownership guidelines are reviewed periodically to ensure ongoing market competitiveness and reasonableness. As of our latest measurement date (December 31, 2019), all of our Named Executive Officers who were subject to the guidelines have met their respective required ownership levels other than (i) Mr. Scott, who has not yet met the new higher required ownership level that became applicable to him upon his transition to the role of President and CEO during 2018 but who is in compliance with the 50% hold requirement and the 3X guideline that was applicable to him in his previous position, (ii) Mr. Cardew, who became subject to the guidelines upon his transition to the role of Senior Vice President and CFO during 2019, and (iii) Mr. Esposito, who joined the Company in September 2019.

Equity Award Policy

We do not time the grant of equity awards in coordination with the release of material non-public information. Our equity awards are generally approved on the dates of our regularly scheduled Compensation Committee meetings and are effective as of such dates or specified prospective dates. The Compensation Committee has approved and formalized our equity award policy. It provides that the effective grant date of equity awards must be either the date of Compensation Committee or other committee approval or some future date specifically identified in such approval. If such awards are granted, the exercise price of stock options and grant price of

Stock Appreciation Rights shall be the closing market price of our common stock on the grant date. The Compensation Committee must approve all awards to our executive officers. The policy also allows the Compensation Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards. In addition, the aggregate award pool to non-executive officers must be approved by the Compensation Committee but may be allocated to individual employees by the CEO.

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COMPENSATION DISCUSSION AND ANALYSIS

Retirement Plan Benefits

Our Named Executive Officers participate in our retirement savings plan, qualified pension plan, pension equalization plan and supplemental savings plan, as eligible. The general terms of these plans and formulas for calculating benefits are summarized following the 2019 Summary Compensation Table, 2019 Pension Benefits table and 2019 Nonqualified Deferred Compensation table, respectively, in “Executive Compensation.” These benefits provide rewards for long-term service to the Company and an income source in an executive’s post-employment years. The various components of our retirement benefit program (including our frozen defined benefit pension plans) disclosed in this proxy statement are summarized in the table below.

Summary of Retirement Benefits
Type	Plan/Program	Component/Feature	Purpose	Pages for Further Details
Defined Contribution	Salaried Retirement Program (Qualified)	Deferral	Standard 401(k) plan and matching contribution	49
Company Match
		Pension Savings Plan	Company contribution
	Salaried Retirement Restoration Program (Non-Qualified)	Deferral	Excess programs for amounts above qualified plan limits	57 to 60
Company Match
Pension Savings Plan
Defined Benefit (frozen as of 12/31/06)	Lear Corporation Pension Plan	Qualified Pension Plan (frozen)	n/a	57 to 58
	Pension Equalization Program	Part of SERP (frozen)		58
	Salaried Retirement Restoration Program (Pension Makeup)	Part of SERP (frozen)		58 to 59
Additional	Career Shares	Shares not distributed until earlier of age 62 or 3 years after retirement.	Intended to facilitate attraction and retention, and reward key/high performers with grant levels set considering various factors, including performance, future potential and competitiveness of retirement benefits and total pay.	50 to 52; 60; 63 to 64

Employment Agreements/Termination/Change in Control Benefits

As described in detail and quantified in “Executive Compensation — Potential Payments Upon Termination or Change in Control,” our Named Executive Officers receive certain benefits under their employment agreements upon their termination by the Company without “cause” or upon their resignation for “good reason,” including such terminations following a change in control of the Company. The employment agreements also provide for restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers. Our

Named Executive Officers also receive, as do all employees who hold equity awards under the LTSIP (described below), accelerated vesting of equity awards if their employment is terminated without cause or for good reason in connection with a change in control of the Company. These benefits are intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction. In addition, the benefits associated with “double-trigger” vesting of equity awards protect employees in the

2020 Proxy Statement	|	43

COMPENSATION DISCUSSION AND ANALYSIS

event of a change in control and ensure an orderly transition of leadership. The Compensation Committee regularly reviews termination and change in control benefits and continues to believe that the severance benefits in connection with certain terminations of employment constitute reasonable levels of protection for our executives. The LTSIP provides for double-

trigger vesting of equity awards (that are not assumed or replaced by the successor company) upon a change in control of the Company.

None of the employment agreements with the Company’s executive officers contains an excise tax gross-up provision.

Health, Welfare and Certain Other Benefits

To remain competitive in the market for a high-caliber management team, the Company has traditionally provided its executive officers, including our CEO, with health, welfare and other fringe benefits. In addition, personal use of our corporate aircraft has been eliminated except with respect to our CEO, with approval of the Chairman of the Board or Chairman of the

Compensation Committee. The Company does not provide tax gross-up payments for the imputed income associated with personal use of corporate aircraft. There was personal use of corporate aircraft in 2019 by our CEO on a limited basis.

Clawback Policy

The Company maintains a formal clawback policy (the “Clawback Policy”) that applies to all incentive-based cash and equity compensation awards granted on or after February 7, 2013 (“Incentive Compensation”) to any current or former executive officer of the Company (collectively, the “Covered Recipients”). In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws where such accounting restatement was caused or substantially caused by the intentional misconduct of the Covered Recipient, the Company will recover from such Covered Recipient who received Incentive Compensation during the three-year period preceding the date on which the

Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the Covered Recipient under the accounting restatement.

The Clawback Policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the Clawback Policy. The Clawback Policy will be interpreted and administered (and, as necessary, amended to be) consistent with the applicable requirements of Section 10D of the Exchange Act, as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any official guidance issued thereunder.

Hedging and Pledging

The Company maintains a formal policy prohibiting officers and directors from (i) entering into hedging or monetization transactions involving our Company stock and (ii) holding our Company stock in a margin account or pledging our Company stock as collateral for a loan. The policy was most recently revised effective September 13, 2017 to eliminate the General Counsel’s discretion to grant exceptions to the pledging prohibition.

Tax Treatment of Executive Compensation

One of the factors the Compensation Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. Limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation,” as defined in the Internal Revenue Code, as well as certain other items of compensation, in each case, that qualify for transition relief applicable to certain arrangements in place as of November 2, 2017. While the Compensation Committee generally considers this limit when determining compensation, there are instances in which the Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be

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COMPENSATION DISCUSSION AND ANALYSIS

consistent with the Company’s best interests and those of its stockholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation

Committee’s control, may also affect the deductibility of compensation.

Impact of Accounting Treatment

We have generally considered the accounting treatment of various forms of awards in determining the components of our overall compensation program. We have generally sought to grant stock-settled equity awards to executives, which receive fixed accounting treatment, as opposed to cash-settled equity awards, which receive variable accounting treatment. We intend to continue to evaluate these factors in the future.

2020 Proxy Statement	|	45

EXECUTIVE COMPENSATION

The following table shows information concerning the annual compensation for services to the Company and its subsidiaries in all capacities of the CEO, CFO, former CFO and the other Named Executive Officers during the last three completed fiscal years. The footnotes accompanying the 2019 Summary Compensation Table generally explain amounts reported for 2019, unless otherwise noted.

2019 Summary Compensation Table

Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(1)(d)	Stock Awards(2)(e)	Option Awards(f)	Non-Equity Incentive Plan Compensation(3)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(h)	All Other Compensation(5)(i)	Total Compensation(j)
Raymond E. Scott, President and Chief Executive Officer; Former Interim President, E-Systems	2019	$1,200,000	$—	$10,596,388	$—	$1,098,000	$381,416	$442,453	$13,718,257
	2018	$1,109,183	$—	$6,968,803	$—	$1,429,734	$—	$428,585	$9,936,305
	2017	$855,098	$—	$2,686,101	$—	$1,496,422	$130,687	$307,014	$5,475,322
Jason M. Cardew (6) Senior Vice President and Chief Financial Officer; Former Vice President, Finance, Seating and E-Systems	2019	$575,000	$—	$1,560,912	$—	$313,119	$95,202	$122,650	$2,666,883
Frank C. Orsini, Executive Vice President, and President, Seating	2019	$800,000	$—	$3,169,401	$—	$488,000	$153,031	$215,730	$4,826,162
	2018	$764,396	$—	$2,474,496	$—	$658,713	$—	$258,037	$4,155,642
	2017	$736,375	$—	$2,151,892	$—	$1,159,791	$61,174	$237,541	$4,346,773
Thomas A. DiDonato, (7) Senior Vice President and Chief Administrative Officer	2019	$700,000	$—	$2,768,236	$—	$362,950	$—	$159,501	$3,990,687
	2018	$671,875	$—	$2,113,925	$—	$467,625	$—	$220,244	$3,473,669
Carl A. Esposito, (8) Senior Vice President and President, E-Systems	2019	$216,667	$400,000	$6,149,790	$—	$—	$—	$17,710	$6,784,167
Jeffrey H. Vanneste, (9) Former Senior Vice President and Chief Financial Officer	2019	$709,792	$—	$2,918,846	$—	$420,771	$184,920	$224,600	$4,458,929
	2018	$827,750	$—	$2,534,641	$—	$648,128	$—	$351,031	$4,361,550
	2017	$827,750	$—	$2,378,790	$—	$1,303,706	$87,771	$298,823	$4,896,840
Jeneanne M. Hanley, (10) Former Senior Vice President and President, E-Systems	2019	$53,333	$—	$2,137,834	$—	$27,653	$57,616	$2,372,850	$4,649,286
(1)	The amount reported in this column for Mr. Esposito represents a cash payment made to him in February 2020 in lieu of participating in the 2019 AIP.
(2)

The amounts reported in this column for each officer reflect the aggregate fair value of Career Shares, RSUs and Performance Shares under the LTSIP granted in the year determined in accordance with ASC Topic 718. The 2019 fair values by award type are shown below. There can be no assurance that these values will ever be realized. See Note 12, “Stock-Based Compensation,” to the consolidated financial statements included in our 2019 Annual Report on Form 10-K for the assumptions made in determining these values.

Name	Career Share RSU Grant Date Fair Value	RSU Grant Date Fair Value	Total RSU Grant Date Fair Value

Raymond E. Scott	$499,960	$2,039,886	$2,539,846

Jason M. Cardew	$199,960	$274,943	$474,903

Frank C. Orsini	$199,960	$599,966	$799,926

Thomas A. DiDonato	$299,878	$498,691	$798,569

Carl A. Esposito	$149,878	$5,999,912	$6,149,790

Jeffrey H. Vanneste	—	$589,678	$589,678

Jeneanne M. Hanley	—	$431,877	$431,877

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The Adjusted ROIC and Cumulative Adjusted Pre-Tax Income targets applicable to the 2019 Performance Shares were initially set in November 2018 prior to the commencement of the applicable performance period and were subsequently adjusted downward in February 2019 due to significant deterioration in industry conditions (including substantial downward revisions in the IHS Markit forecasts and other factors). The fair value of the 2019 Performance Shares reflected in this column includes the initial grant date fair value of the awards based on the stock price of $123.96 on the original grant date plus the incremental fair value as a result of the adjustment to the performance targets based on the stock price of $149.17 on the date of such adjustment. The 2019 Performance Share fair value also reflects the relative TSR modifier applicable to these awards (see footnote 3 to the “2019 Grants of Plan-Based Awards” table for more information about the relative TSR modifier). The adjustment to the performance targets did not impact the number of 2019 Performance Shares that could be earned by the Named Executive Officers, which remain unchanged from the initial grant. The maximum potential fair value of the 2019 Performance Share awards is also shown below, based on the initial grant date fair value of the awards plus the incremental fair value as a result of the adjustment to the performance targets.

Name	Performance Shares Aggregate Grant Date Value	PerformanceShares at Maximum Value

Raymond E. Scott	$8,056,542	$16,113,084

Jason M. Cardew	$1,086,009	$2,172,019

Frank C. Orsini	$2,369,475	$4,738,950

Thomas A. DiDonato	$1,969,667	$3,939,334

Carl A. Esposito	—	—

Jeffrey H. Vanneste	$2,329,168	$4,658,336

Jeneanne M. Hanley	$1,705,957	$3,411,914

(3)

The amounts reported in this column for 2019 represent the amounts earned under the AIP, based on achievement of the 2019 AIP targets, as adjusted by the Compensation Committee in February 2019 and excluding the impact of the General Motors strike as a significant unplanned, unbudgeted item, as described above in the Compensation Discussion and Analysis under the heading “Annual Incentives.”

(4)

Represents the aggregate annualized change in the actuarial present value of each applicable Named Executive Officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans), all of which have been frozen since December 31, 2006.

(5)	The 2019 amounts reported in this column for each Named Executive Officer include:

•

matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Retirement Savings Plan, Company contributions under the Pension Savings Plan (described below) and contributions to the Lear Corporation Salaried Retirement Restoration Program as follows:

Name	Pension Savings Plan Qualified Contribution	Salaried Retirement Restoration Program Nonqualified Contribution	Retirement Savings Plan Qualified Matching Contribution	Retirement Savings Plan Nonqualified Matching Contribution

Raymond E. Scott	$28,284	$281,968	$109,622	$8,716

Jason M. Cardew	$24,749	$58,608	$25,466	$12,252

Frank C. Orsini	$24,749	$123,765	$53,391	$12,252

Thomas A. DiDonato	$21,213	$79,886	$39,943	$12,600

Carl A. Esposito	$4,740	—	—	$542

Jeffrey H. Vanneste	$28,284	$129,350	$52,390	$8,716

Jeneanne M. Hanley	$3,509	—	—	—

•

imputed income with respect to life insurance coverage in the following amounts: Mr. Scott, $1,932; Mr. Cardew, $1,260; Mr. Orsini, $1,260, Mr. DiDonato, $5,544; Mr. Esposito, $644; Mr. Vanneste, $5,544; and Ms. Hanley, $105.

•

life insurance premiums paid by the Company, including $315 in premiums for each of Messrs. Scott, Cardew, Orsini, DiDonato and Vanneste; $105 in premiums for Mr. Esposito; and $26 in premiums for Ms. Hanley.

•	the aggregate incremental cost relating to Mr. Scott’s personal use of the Company’s aircraft of $11,616.

•	$2,369,209 in severance paid to Ms. Hanley in accordance with her employment agreement.

(6)	Mr. Cardew was not a Named Executive Officer prior to 2019, and thus, no compensation information is reported for him in this table for 2018 and 2017.

(7)	Mr. DiDonato was not a Named Executive Officer prior to 2018, and thus, no compensation information is reported for him in this table for 2017.

(8)	Mr. Esposito commenced employment with the Company on September 3, 2019.

(9)	Mr. Vanneste served as a non-executive employee from November 1, 2019, through his retirement from the Company at the end of February 2020.

(10)	Ms. Hanley’s employment with the Company terminated on January 28, 2019.

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EXECUTIVE COMPENSATION

CFO Transition

As previously disclosed, effective October 31, 2019, Mr. Vanneste resigned as Senior Vice President and CFO and Mr. Cardew, who previously served as the Company’s Vice President, Finance, Seating and E-Systems, assumed the role as his successor, effective November 1, 2019. Mr. Vanneste served as a non-executive employee of the Company, in a transition and advisory role, through his retirement from the Company at the end of February 2020.

In connection with the transition, the Company and Mr. Vanneste entered into an amended and restated employment agreement, which set forth the terms of Mr. Vanneste’s employment in a non-executive capacity until his retirement. During the transition period, Mr. Vanneste assisted with the leadership transition and received a base salary of $10,000 per month. Mr. Vanneste received a prorated payout under the 2019 AIP with respect to his service for the first ten months of 2019 as Senior Vice President and CFO and did not receive any awards under the LTSIP after November 1, 2019. If Mr. Vanneste’s employment had terminated under certain circumstances prior to his retirement date, he would not have been entitled to receive any cash severance benefits but would have been entitled to full vesting of his outstanding time-based equity awards under the LTSIP and pro rata vesting of any performance-based equity awards through the end of February 2020.

Effective November 1, 2019, Mr. Cardew assumed the role of Senior Vice President and CFO. The Company and Mr. Cardew entered into an employment agreement to reflect the revised terms of his employment. Pursuant to that agreement, Mr. Cardew began receiving an increased annual base salary of $700,000. As noted above in the Compensation Discussion and Analysis under the headings, “Annual Incentives” and “Long-Term Incentives,” in connection with the transition, effective November 1, 2019, Mr. Cardew’s target annual incentive opportunity was increased from 70% to 90% of his annual base salary, and the target value of Mr. Cardew’s long-term incentive opportunity was increased from 200% to 270% of his annual base salary. The severance provisions of Mr. Cardew’s employment agreement provide that in the event that Mr. Cardew’s employment is terminated by the Company other than for “cause” or “incapacity,” by Mr. Cardew for “good reason”, or due to Mr. Cardew’s death, Mr. Cardew will become entitled to receive a severance package comprised of two times the sum of Mr. Cardew’s annual base salary and target bonus, 24 months of continued health coverage, full vesting of time-based equity awards and pro-rata vesting of performance-based awards under the LTSIP (based on actual performance). More information regarding Mr. Cardew’s severance entitlement can be found in “— Potential Payments upon Termination or Change in Control” below.

Other Executive Transition

In addition, as previously disclosed, effective January 28, 2019, Ms. Hanley departed the Company, and Mr. Scott acted as Interim President, E-Systems until Mr. Esposito assumed the role of Senior Vice President and President, E-Systems, effective September 3, 2019. In connection with her departure, which was treated as a termination without cause, Ms. Hanley received, in accordance with her employment agreement, a severance package consisting of two times the sum of Ms. Hanley’s annual base salary and target bonus, 24 months of continued health coverage and full vesting of outstanding time-based equity awards under the LTSIP (other than the Career Shares granted to Ms. Hanley in November 2018, which were forfeited). In addition, Ms. Hanley will be entitled to receive pro rata vesting of outstanding performance-based awards under the LTSIP following the end of the applicable performance period (based on actual performance). More information regarding Ms. Hanley’s severance package can be found in “— Potential Payments upon Termination or Change in Control” below.

Mr. Esposito began serving as Senior Vice President and President, E-Systems effective September 3, 2019. The

Company and Mr. Esposito entered into an employment agreement to reflect the terms of his employment. Pursuant to that agreement, Mr. Esposito began receiving an annual base salary of $650,000. In connection with Mr. Esposito’s commencement of employment with the Company, Mr. Esposito received a one-time grant of 54,899 RSUs, with a value of approximately $6,000,000, which will vest in ratable installments on each of the second, third and fourth anniversaries of the grant date. Mr. Esposito also received payment, in February 2020, of a one-time, $400,000 cash bonus in lieu of Mr. Esposito participating in the 2019 AIP. The restricted stock units and cash payment were provided to induce Mr. Esposito to join the Company and replace award opportunities lost when he left his prior employer. The severance provisions of Mr. Esposito’s employment agreement provide that in the event that Mr. Esposito’s employment is terminated by the Company other than for “cause” or “incapacity,” by Mr. Esposito for “good reason” or due to Mr. Esposito’s death, Mr. Esposito will become entitled to receive a severance package comprised of two times the sum of Mr. Esposito’s annual base salary and target bonus, 24 months of continued health coverage, full vesting of time-

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EXECUTIVE COMPENSATION

based equity awards and pro-rata vesting of performance-based awards under the LTSIP (based on actual performance). More information regarding Mr. Esposito’s severance entitlement can be found in “— Potential Payments upon Termination or Change in Control” below.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. Each employment agreement specifies the annual base salary for the executive, which may be increased at the discretion of the Compensation Committee. In addition, the employment agreements specify that the executives are eligible for an annual incentive compensation bonus and participation in the Company’s long-term incentive plan. Under the terms of the employment agreements, each Named Executive Officer is also eligible to participate in the welfare, retirement and other benefit plans, practices, policies and programs, as may be in effect from time to time, for senior executives of the Company generally. Under the employment agreements, if the Company reduces an executive’s base salary, adversely changes the manner of computing an executive’s incentive compensation opportunity, defers payment of his or her compensation or eliminates or substantially modifies his or her benefits, the executive would have a basis to invoke his or her rights under the agreement for termination for good reason. For a description of the severance provisions of the employment agreements, see “— Potential Payments upon Termination or Change in Control.”

Lear Corporation Salaried Retirement Program

The Lear Corporation Salaried Retirement Program (“Retirement Program”) is comprised of two components: (i) the Retirement Savings Plan (deferral and match) and (ii) the Pension Savings Plan. We established the Retirement Program pursuant to Section 401(a) of the Internal Revenue Code for eligible employees. Under the Retirement Savings Plan, each eligible employee may elect to contribute, on a pre-tax basis, a portion of his or her eligible compensation in each year. The Company provides a matching contribution of 100% of an employee’s contribution up to the first 3% of the employee’s eligible compensation, plus 50% of an employee’s contribution up to the next 3% of the employee’s eligible compensation, regardless of service. In addition, the Retirement Savings Plan allows for discretionary Company matching contributions. Company matching contributions are initially invested in accordance with the Participant’s deferral contributions and can be transferred by the participant to other funds under the Retirement Savings Plan at any time.

Company matching contributions generally become vested under the Retirement Savings Plan at a rate of 20% for each full year of service.

Under the Pension Savings Plan, we make contributions to each eligible employee’s Pension Savings Plan account based on the employee’s “points,” which are the sum total of the employee’s age and years of service as of January 1 of the plan year. Based on an employee’s points, we contribute: (i) from 3% to 8% of eligible compensation up to the Social Security Taxable Wage Base and (ii) from 4.5% to 12% of eligible compensation over the Social Security Taxable Wage Base. All Pension Savings Plan contributions are generally determined as of the last day of each month, provided, generally, that the employee is actively employed on such date, and are allocated monthly. Contributions generally become vested under the Pension Savings Plan at a rate of 20% for each full year of service.

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EXECUTIVE COMPENSATION

2019 Grants of Plan-Based Awards

The following table discloses the grants of plan-based awards made to our Named Executive Officers in 2019.

Name(a)	Type of Award	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)(#)	Grant Date Fair Value of Stock and Option Awards(2) (l)
			Threshold (c)	Target (d)	Maximum (e)	Threshold (f)(#)	Target (g)(#)	Maximum (h)(#)

Raymond E. Scott	Annual Incentive Award	—	$900,000	$1,800,000	$3,600,000
	Performance Share Award(3)	1/2/2019				24,685	49,370	98,740		$8,056,542
	RSU Award(4)	1/2/2019							16,456	$2,039,886
	RSU Award (Career Shares)(5)	11/14/2019							4,093	$499,960

Jason M. Cardew	Annual Incentive Award	—	$256,655	$513,310	$1,026,620

	Performance Share Award(3)	1/2/2019				3,327	6,655	13,310		$1,086,009

	RSU Award(4)	1/2/2019							2,218	$274,943
	RSU Award (Career Shares)(5)	11/14/2019							1,637	$199,960

Frank C. Orsini	Annual Incentive Award	—	$400,000	$800,000	$1,600,000

	Performance Share Award(3)	1/2/2019				7,260	14,520	29,040		$2,369,475

	RSU Award(4)	1/2/2019							4,840	$599,966
	RSU Award (Career Shares)(5)	11/14/2019							1,637	$199,960

Thomas A. DiDonato	Annual Incentive Award	—	$297,500	$595,000	$1,190,000

	Performance Share Award(3)	1/2/2019				6,035	12,070	24,140		$1,969,667

	RSU Award(4)	1/2/2019							4,023	$498,691
	RSU Award (Career Shares)(5)	11/14/2019							2,455	$299,878

Carl A. Esposito(6)	RSU Award(4)	9/3/2019							54,899	$5,999,912
	RSU Award (Career Shares)(5)	11/14/2019							1,227	$149,878

Jeffrey H. Vanneste (7)	Annual Incentive Award	—	$344,895	$689,789	$1,379,578

	Performance Share Award(3)	1/2/2019				7,136	14,273	28,546		$2,329,168
	RSU Award(4)	1/2/2019							4,757	$589,678

Jeneanne M. Hanley	Annual Incentive Award		$22,666	$45,332	$90,664

	Performance Share Award(3)	1/2/2019				5,227	10,454	20,908		$1,705,957

	RSU Award(4)	1/2/2019							3,484	$431,877
(1)

For the Annual Incentive Award, the threshold, target and maximum amounts represent 50%, 100% and 200%, respectively, of the total bonus opportunity for each Named Executive Officer. If actual performance falls between threshold and target or between target and maximum, the award would be calculated using linear interpolation. For the Annual Incentive Award, the target bonus opportunity for the Named Executive Officers was also based on a percentage of base salary, which is 150% for Mr. Scott, 100% for Mr. Orsini and 85% for Mr. DiDonato. The Target Amount is generally the Named Executive Officer’s base salary multiplied by his or her respective Target Opportunity, except as follows: Mr. Cardew’s Target Opportunity for 2019 was (a) 70% for the first ten months of 2019 and (b) 90% for the last two months of 2019, for a blended 2019 Target Opportunity of 73.33% of his base salary. Mr. Vanneste’s Target Amount for 2019 was 100% of his pre-transition base salary, prorated for the ten months in 2019 that he served as Senior Vice President and CFO. Ms. Hanley’s Target Amount for 2019 was 85% of her pre-departure base salary, prorated for the one month in 2019 that she served as Senior Vice President and President, E-Systems. Mr. Esposito did not receive an Annual Incentive Award for 2019.

(2)	See Note 12, “Stock-Based Compensation,” to the Company’s consolidated financial statements included in our 2019 Annual Report on Form 10-K for the assumptions made in determining values.

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(3)

Payment of each Performance Share award is contingent on the Company attaining certain levels of Adjusted ROIC and Cumulative Adjusted Pre-Tax Income performance in the 2019-2021 performance period. Two-thirds of each Performance Share award can be earned based on Adjusted ROIC performance and one-third can be earned based on Cumulative Adjusted Pre-Tax Income performance. What is earned will also be subject to potential adjustment (downwards or upwards, with a maximum payout of 200% of the target amount) based on the TSR achieved by the Company relative to the TSR of an automotive industry peer group over the 2019-2021 performance period. If threshold, target or maximum performance goals are attained in the performance period, 50%, 100% or 200% of the target amount, respectively, may be earned, subject to potential adjustment for the relative TSR attained. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. The Adjusted ROIC and Cumulative Adjusted Pre-Tax Income targets applicable to the 2019 Performance Shares were initially set in November 2018 prior to the commencement of the applicable performance period and were subsequently adjusted downward in February 2019 due to significant deterioration in industry conditions (including substantial downward revisions in the IHS Markit forecasts and other factors). The fair value of the 2019 Performance Shares reflected in this column includes the initial grant date fair value of the awards based on the stock price of $123.96 on the original grant date plus the incremental fair value as a result of the adjustment to the performance targets based on the stock price of $149.17 on the date of such adjustment. The 2019 Performance Share fair value also reflects the relative TSR modifier applicable to these awards. The adjustment of the performance targets did not impact the number of 2019 Performance Shares that could be earned by the Named Executive Officers, which remain unchanged from the initial grant.

(4)

The RSUs generally vest and are paid in shares of Lear common stock on the third anniversary of the grant date. Mr. Esposito received an RSU award on September 3, 2019, in connection with his hire, which vests in ratable installments on each of the second, third and fourth anniversaries of the grant date.

(5)	See “— Career Shares” below for an explanation regarding the vesting and distribution of the Career Shares. Mr. Vanneste and Ms. Hanley did not receive Career Share awards in 2019.

(6)	Mr. Esposito received a one-time cash payment of $400,000 in February 2020 in lieu of participating in the 2019 AIP.

Annual Incentives

A summary description of the Company’s AIP is set forth above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives.”

Performance Shares

The Performance Share awards were granted pursuant to the LTSIP. Payment of each Performance Share award is contingent on the Company attaining certain levels of Adjusted ROIC and Cumulative Adjusted Pre-Tax Income in the 2019-2021 performance period. Two-thirds of each Performance Share award can be earned based on Adjusted ROIC performance and one-third can be earned based on Cumulative Adjusted Pre-Tax Income performance. What is earned will also be subject to potential adjustment (downwards or upwards, with a maximum payout of 200% of the target amount) based on the TSR achieved by the Company relative to the TSR of an automotive industry peer group over the 2019-2021 performance period. If threshold, target or maximum performance goals are attained in a performance period, 50%, 100% or 200% of the target amount, respectively, may be earned, subject to potential adjustment for the relative TSR attained. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. For a description of the effect of a termination of employment or a change in control on the vesting of Performance Shares, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are credited with respect to Performance Shares at the same time as dividends are paid on the Company’s common stock; however, the dollar amount of these dividend equivalents is not paid unless and until the performance goals are met with respect to the underlying Performance Shares.

Restricted Stock Units

The RSU awards were granted pursuant to the LTSIP. A summary description of the LTSIP is set forth above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.” In general, the RSUs vest and settle in shares of common stock on the third anniversary of the grant date, generally subject to the executive’s continued employment. Vesting of RSUs granted prior to 2019 was also subject to the Company’s achievement of positive adjusted net income (the Company’s net income excluding the impact of restructuring and other special items provided in the LTSIP) in the fiscal year in which the RSUs were granted. For a description of the effect of a termination of employment or a change in control on the vesting of RSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

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EXECUTIVE COMPENSATION

Dividend equivalents are accrued with respect to RSUs at the same time as dividends are paid on the Company’s common stock. However, the dollar amount of these dividend equivalents is not paid unless and until the underlying RSUs vest and are paid.

Career Shares

As shown in the table above, the Company granted “Career Shares” pursuant to the LTSIP to certain executives in 2019, including each of the Named Executive Officers (other than Mr. Vanneste and Ms. Hanley).

In general, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a Career Share “qualifying retirement” (i.e., voluntary termination at or after age 62 or the date that the executive attains a combined number of age and years of service of 65, with a minimum age of 55 and minimum service of five years), the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, or the executive is terminated without “cause” or resigns for “good reason,” in each case after the first anniversary of the grant date, the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

52	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

2019 Outstanding Equity Awards At Fiscal Year-End

The following table shows outstanding equity awards as of December 31, 2019, for each Named Executive Officer.

	Stock Awards
Name(a)	Number of Shares or Units of Stock That Have Not Vested(1)(g)	Market Value of Shares or Units of Stock That Have Not Vested(2)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested(3)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested(3)(j)
Raymond E. Scott	39,314	$5,564,264	38,141	$5,390,368
Jason M. Cardew	7,115	$1,004,580	4,580	$646,186
Frank C. Orsini	15,899	$2,260,280	12,025	$1,701,037
Thomas A. DiDonato	16,050	$2,277,565	9,839	$1,391,523
Carl A. Esposito	56,126	$7,742,610	—	$—
Jeffrey H. Vanneste	15,654	$2,233,354	11,823	$1,672,469
Jeneanne M. Hanley	—	$—	1,252	$178,947

(1)	The figures in column (g) represent the following RSU awards granted under the LTSIP (the Career Shares are subject to later payment as discussed above):

	Number of 2017 RSUs Vested January 3, 2020	Number of 2018 RSUs Vesting January 2, 2021	Number of 2019 RSUs Vesting January 2, 2022	Number of 2019 RSUs Vesting September 3, 2021	Number of 2019 RSUs Vesting September 3, 2022	Number of 2019 RSUs Vesting September 3, 2023	Number of 2017 Career Shares Vesting November 20, 2020	Number of 2018 Career Shares Vesting November 14, 2021	Number of 2019 Career Shares Vesting November 14, 2022
Raymond E. Scott	4,488	8,970	16,456	—	—	—	1,696	3,611	4,093
Jason M. Cardew	1,043	835	2,218	—	—	—	480	902	1,637
Frank C. Orsini	3,671	3,177	4,840	—	—	—	1,130	1,444	1,637
Thomas A. DiDonato	3,173	2,536	4,023	—	—	—	1,696	2,167	2,455
Carl A. Esposito	—	—	—	18,300	18,300	18,299	—	—	1,227
Jeffrey H. Vanneste	3,910	3,124	4,757	—	—	—	1,696	2,167	—
Jeneanne M. Hanley	—	—	—	—	—	—	—	—	—

In connection with her termination of employment, Ms. Hanley’s outstanding 2017 and 2018 RSU awards vested in full, and her 2019 RSUs vested on a prorated basis. Ms. Hanley’s outstanding Career Shares also vested in full (other than the Career Shares granted to Ms. Hanley in November 2018, which were forfeited) and will be distributed on her 62nd birthday in accordance with their terms.

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EXECUTIVE COMPENSATION

(2)

The total values in column (h) equal the total number of RSUs held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2019, which was $137.20 per share, plus the following accrued dividend equivalents and interest at the prime rate (which are paid if and when the underlying RSUs vest and are paid):

	2017 RSU Dividend Equivalents	2018 RSU Dividend Equivalents	2019 RSU Dividend Equivalents	2017 Career Shares Dividend Equivalents	2018 Career Shares Dividend Equivalents	2019 Career Shares Dividend Equivalents	Total Dividend Equivalents
Raymond E. Scott	$37,388	$54,521	$50,421	$11,248	$13,733	$3,072	$170,383
Jason M. Cardew	$8,689	$5,075	$6,796	$3,183	$3,430	$1,229	$28,402
Frank C. Orsini	$30,582	$19,310	$14,830	$7,494	$5,492	$1,229	$78,937
Thomas A. DiDonato	$26,433	$15,414	$12,326	$11,248	$8,241	$1,843	$75,505
Carl A. Esposito	$—	$—	$41,202	$—	$—	$921	$42,123
Jeffrey H. Vanneste	$32,573	$18,988	$14,575	$11,248	$8,241	$—	$85,625
Jeneanne M. Hanley	$—	$—	$—	$—	$—	$—	$—

(3)

The total amounts and values in columns (i) and (j) equal the total number of Performance Shares, at the threshold level for both the 2019-2021 performance period and the 2018-2020 performance period, held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2019, which was $137.20 per share. These amounts exclude the Performance Shares for the 2017-2019 performance period that vested based on performance through December 31, 2019, and are reported in the “2019 Option Exercises and Stock Vested” table. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare our performance through 2019 under the Performance Share grant against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Based on performance through the end of the first year of the 2019-2021 performance period and the second year of the 2018-2020 performance period, we have reported the following Performance Shares at the threshold award level for each of these two performance periods. Amounts also include the following accrued dividend equivalents at the threshold level, as applicable (which are not paid unless the performance goals are met with respect to the underlying Performance Shares):

	Number of 2018 Performance Shares (Threshold)	Number of 2019 Performance Shares (Threshold)	2018 Performance Share Dividend Equivalents (2018-2020 Awards)	2019 Performance Share Dividend Equivalents (2019-2021 Awards)	Total Dividend Equivalents
Raymond E. Scott	13,456	24,685	$81,788	$75,635	$157,423
Jason M. Cardew	1,253	3,327	$7,616	$10,194	$17,810
Frank C. Orsini	4,765	7,260	$28,962	$22,245	$51,207
Thomas A. DiDonato	3,804	6,035	$23,121	$18,491	$41,612
Carl A. Esposito	—	—	$—	$—	$—
Jeffrey H. Vanneste	4,687	7,136	$28,488	$21,865	$50,353
Jeneanne M. Hanley	1,107	145	$6,729	$444	$7,173

Following her termination of employment, Ms. Hanley’s 2018-2020 and 2019-2021 Performance Shares remained outstanding and eligible to vest based on actual performance following the end of the applicable performance periods, on a prorated basis.

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EXECUTIVE COMPENSATION

2019 Option Exercises and Stock Vested

The following table sets forth certain information regarding stock-based awards that vested during 2019 for our Named Executive Officers. No options were outstanding or exercised during 2019.

	Stock Awards
Name(a)	Number of Shares Acquired on Vesting (d)(1)	Value Realized on Vesting (e)(1)(2)
Raymond E. Scott	18,206	$2,439,534
Jason M. Cardew	4,478	$599,235
Frank C. Orsini	14,688	$1,969,564
Thomas A. DiDonato	13,498	$1,806,021
Carl A. Esposito	—	$—
Jeffrey H. Vanneste	16,292	$2,181,700
Jeneanne M. Hanley	9,754	$1,244,012
(1)

For all Named Executive Officers other than Ms. Hanley (and Mr. Esposito, who did not vest in any awards in 2019), consists of 2016 RSU awards that vested on January 4, 2019, 2016 Career Shares that vested on November 16, 2019, and performance shares that vested based on performance during the three-year period ended December 31, 2019 (which were paid in 2020), in the following amounts:

	Number of 2016 RSU Shares Acquired on Vesting	2016 RSU Value Realized on Vesting	Number of 2016 Career Shares Acquired on Vesting	2016 Career Shares Value Realized on Vesting	Number of 2017 Performance Shares Acquired On Vesting (2017-2019 Awards)	2017 Performance Share Value Realized on Vesting (2017-2019 Awards)	Total RSU, Career Share and Performance Share Value
Raymond E. Scott	4,448	$562,405	2,179	$265,707	11,579	$1,469,375	$2,297,487
Jason M. Cardew	1,115	$140,981	673	$82,066	2,690	$341,361	$564,408
Frank C. Orsini	3,830	$484,265	1,386	$169,009	9,472	$1,201,997	$1,855,270
Thomas A. DiDonato	3,131	$395,884	2,179	$265,707	8,188	$1,039,057	$1,700,648
Carl A. Esposito	—	$—	—	$—	—	$—	$—
Jeffrey H. Vanneste	4,026	$509,047	2,179	$265,707	10,087	$1,280,040	$2,054,794

For Ms. Hanley, consists of 2016 RSU awards that vested on January 4, 2019, performance shares that vested based on performance during the three-year period ended December 31, 2019 (which were paid in 2020), and the following awards that vested on an accelerated basis in connection with Ms. Hanley’s termination of employment – RSUs granted in 2017, 2018 and 2019 and Career Shares granted in 2016 and 2017, in the following amounts:

	Number of 2016 RSU Shares Acquired on Vesting	2016 RSU Value Realized on Vesting	Number of 2017, 2018 and 2019 RSU Shares Acquired on Vesting	2017, 2018 and 2019 RSU Value Realized on Vesting	Number of 2016 and 2017 Career Shares Acquired on Vesting	2016 and 2017 Career Shares Value Realized on Vesting	Number of 2017 Performance Shares Acquired On Vesting (2017-2019 Awards)	2017 Performance Share Value Realized on Vesting (2017-2019 Awards)	Total RSU, Career Share and Performance Share Value
Jeneanne M. Hanley	869	$109,876	6,318	$770,037	1,153	$140,527	1,414	$179,437	$1,199,877

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EXECUTIVE COMPENSATION

(2)	For all Named Executive Officers other than Ms. Hanley (and Mr. Esposito, who did not vest in any awards in 2019), includes dividend equivalent payments, including interest, in the following amounts:

	2016 RSU Dividend Equivalents	2016 Career Share Dividend Equivalents	2017 Performance Share Dividend Equivalents (2017-2019 Awards)	Total Dividend Equivalent Payments
Raymond E. Scott	$28,119	$17,128	$96,800	$142,047
Jason M. Cardew	$7,049	$5,290	$22,488	$34,827
Frank C. Orsini	$24,212	$10,895	$79,186	$114,293
Thomas A. DiDonato	$19,793	$17,128	$68,452	$105,373
Carl A. Esposito	$—	$—	$—	$—
Jeffrey H. Vanneste	$25,451	$17,128	$84,327	$126,906

For Ms. Hanley, includes dividend equivalent payments, including interest, in the following amounts:

	2016 RSU Dividend Equivalents	2017, 2018 and 2019 RSU Dividend Equivalents	2016 and 2017 Career Share Dividend Equivalents	2017 Performance Share Dividend Equivalents (2017-2019 Awards)	Total Dividend Equivalent Payments
Jeneanne M. Hanley	$5,494	$19,696	$7,124	$11,821	$44,135

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EXECUTIVE COMPENSATION

2019 Pension Benefits

Name(a)	Plan Name(s)(b)	Number of Years Credited Service (c)	Number of Years of Vesting Service(1)	Present Value of Accumulated Benefit(2)(d)	Payments During Last Fiscal Year(e)
Raymond E. Scott	Pension Plan (tax-qualified plan)	18.4	31.4	$557,066	$—
	Pension Equalization Program	18.4	31.4	$698,702	$—
	Salaried Retirement Restoration Program	18.4	31.4	$453,061	$—
Jason M. Cardew(3)	Pension Plan (tax-qualified plan)	14.5	27.5	$341,912	$—
	Pension Equalization Program	14.5	27.5	$7,774	$—
	Salaried Retirement Restoration Program	14.5	27.5	$26,124	$—
Frank C. Orsini	Pension Plan (tax-qualified plan)	12.7	25.7	$302,800	$—
	Pension Equalization Program	12.7	25.7	$113,326	$—
	Salaried Retirement Restoration Program	12.7	25.7	$144,963	$—
Thomas A. DiDonato(3)	N/A
Carl A. Esposito(3)	N/A
Jeffrey H. Vanneste(4)	Pension Plan (tax-qualified plan)	15.3	28.3	$555,410	$—
	Pension Equalization Program	15.3	28.3	$103,864	$—
	Salaried Retirement Restoration Program	15.3	28.3	$447,308	$—
Jeneanne M. Hanley	Pension Plan (tax-qualified plan)	11.8	24.8	$199,552	$—
	Pension Equalization Program	11.8	24.8	$—	$—
	Salaried Retirement Restoration Program	11.8	24.8	$11,578	$—
(1)

The pension programs were frozen with respect to any new benefits as of December 31, 2006, but vesting service continues to accrue after such date towards vesting requirements. As a result of their vesting service and/or age and service, all participating Named Executive Officers are vested in their pension benefits.

(2)

Present values determined using a December 31, 2019 measurement date and reflect benefits accrued based on service and pay earned through such date. Figures for the tax-qualified pension plan are determined based on post-commencement valuation mortality (white collar RP-2014 annuitant with 110.2% experience adjustment, projected generationally using MP-2017 improvement scale, modified using Long Term Improvement Rates (LTIR) based on the proxy SSA rates released by the SOA), commencement of benefits at age 65 and an assumed discount rate of 3.40% as of the measurement date. Figures for the Pension Equalization Program and the Salaried Retirement Restoration Program (collectively, the “SERP”) are determined based on the mortality prescribed by Revenue Ruling 2001-62, commencement of benefits at the later of age 60 and full vesting and an assumed discount rate of 2.55% as of the measurement date. The assumed future SERP present value conversion rate for those not yet in payment is 2.28%.

(3)	Messrs. DiDonato and Esposito are not participants in the Pension Plan, Pension Equalization Program or Salaried Retirement Restoration Program pension make-up account (“Pension Make-Up Account”).

(4)	Mr. Vanneste was credited with prior service for his past affiliation with the Company in accordance with plan provisions.

Qualified Pension Plan

The Named Executive Officers (as well as other eligible employees), other than Messrs. DiDonato and Esposito, participate in the Lear Corporation Pension Plan (the “Pension Plan”), which was frozen with respect to any new benefits as of December 31, 2006. The Pension Plan is intended to be a qualified pension plan under the Internal Revenue Code, and its benefits are integrated with Social Security benefits. In general, an eligible employee became a participant on July 1st or January 1st after completing one year of service (as defined in the plan). Benefits are funded by employer contributions that are determined under accepted actuarial principles and the Internal Revenue Code. The Company may make contributions in excess of any minimum funding requirements when the Company believes it is financially advantageous to do so and based on its other capital requirements and other considerations.

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EXECUTIVE COMPENSATION

The Pension Plan contains multiple benefit formulas. Under the principal formula, which applies to all applicable Named Executive Officers, pension benefits are based on a participant’s “final average pay,” which is the average of the participant’s compensation for the five calendar years in the last ten years of employment in which the participant had the highest earnings. Compensation is generally defined under the plan to mean (i) all cash compensation reported for federal income tax purposes other than long-term incentive bonuses, and (ii) any elective contributions that are not includable in gross income under Internal Revenue Code Section 125 or 401(k). A participant’s annual retirement benefit, payable as a life annuity at age 65, equals the greater of:

•	(a) 1.10% times final average annual earnings times years of credited service before 1997 (to a maximum of 35 years), plus (b) 1.00% times final average annual earnings times years of credited service after 1996 (with a maximum of 35 years reduced by years of credited service before 1997), plus (c) 0.65% times final average annual earnings in excess of covered compensation (as defined in IRS Notice 89-70) times years of credited service (with a maximum of 35 years); and

•	$360.00 times years of credited service.

Any employee who on December 31, 1996 was an active participant and age 50 or older earned benefits under the 1.10% formula for years of credited service through 2001.

Credited service under the Pension Plan includes all years of pension service under the Lear Siegler Seating Corp. Pension Plan, and a participant’s retirement benefit under the Pension Plan is reduced by his or her benefit under the Lear Siegler Seating Corp. Pension Plan. The benefits under the Pension Plan become vested once the participant accrues five years of vesting service under the plan. Service performed after December 31, 2006 will continue to count towards vesting credit even though no additional benefits will accrue under the plan after that date.

Pension Equalization Program

The Pension Equalization Program, which was frozen as to any new benefits as of December 31, 2006, provides benefits in addition to the Pension Plan. The Pension Plan is subject to rules in the Internal Revenue Code that restrict the level of retirement income that can be provided to, and the amount of compensation that can be considered for, highly paid executives under the Pension Plan. The Pension Equalization Program is intended to supplement the benefits under the Pension Plan for certain highly paid executives whose Pension Plan benefits are limited by those Internal Revenue Code limits. A participant’s Pension Equalization Program benefit equals the difference between the executive’s actual vested accrued Pension Plan benefit and the Pension Plan benefit the executive would have accrued under the Company’s formula if the Internal Revenue Code limits on considered cash compensation and total benefits did not apply. Highly compensated executives and other employees whose compensation exceeds the Internal Revenue Code limits for at least three years are eligible to participate in the Pension Equalization Program. Each of the Named Executive

Officers, other than Messrs. DiDonato and Esposito, participated in the Pension Equalization Program. The benefits under the Pension Equalization Program become vested once the participant has either (i) attained age 55 and has 10 years of vesting service, attained age 65, or becomes eligible for disability retirement under the Pension Plan, or (ii) attained 20 years of vesting service. Vesting service will continue to accrue after December 31, 2006.

On December 18, 2007, the Pension Equalization Program was amended to provide for its termination and the wind down of the Company’s obligations pursuant thereto. All distributions will be completed within five years after the last participant vests or turns age 60, whichever is later. For an active participant who is eligible to receive benefits, amounts that would otherwise be payable will be used to fund a third party annuity or other investment vehicle. In such event, the participant will not receive any cash payments until the participant retires or otherwise terminates employment with the Company.

Lear Corporation Salaried Retirement Restoration Program

We have established the Lear Corporation Salaried Retirement Restoration Program, which was previously named the Lear Corporation PSP Excess Plan and before that, the Lear Corporation Executive Supplemental Savings Plan.

The Salaried Retirement Restoration Program has both defined benefit and defined contribution elements. The defined benefit element has been quantified and described in the 2019 Pension Benefits table and in the narrative below. The 2019 Nonqualified Deferred Compensation table below identifies the defined contribution components of the Salaried Retirement Restoration Program.

The Salaried Retirement Restoration Program was most recently amended and restated effective December 29, 2017.

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EXECUTIVE COMPENSATION

The amendment and restatement provides greater flexibility to participants to determine distribution dates for their deferrals, permits participants to defer up to 75% of base salary and up to 90% of their AIP awards and allows participants to modify distribution dates.

Defined Benefit Element

The Salaried Retirement Restoration Program (through a Pension Make-up Account) provides retirement benefits that would have been accrued through December 31, 2006 under the Pension Plan and/or the Pension Equalization Program if the participant had not elected to defer compensation under the Salaried Retirement Restoration Program as from time to time was in effect.

Defined Contribution Element

In 2019, the defined contribution component of the Salaried Retirement Restoration Program generally provided a defined contribution benefit of an amount that the participant would have received under the Pension Savings Plan but could not due to Internal Revenue Code limits applicable to the Pension Savings Plan as well as the opportunity to make deferrals of salary and bonus, and to receive Company matching contributions above Internal Revenue Code limits. Participants generally become vested in excess Pension Savings Plan and Company matching contributions under the Salaried Retirement Restoration Program after three years of vesting service. Distributions of the excess Pension Savings Plan contributions, deferral contributions and Company matching contributions are made in accordance with the participant’s deferral election. Plan earnings under the excess Pension Savings Plan contributions, deferral contributions and Company matching contributions are generally tied to rates of return on investments available under the qualified Retirement Program generally, as directed by plan participants.

2019 Nonqualified Deferred Compensation
Name(a)	Plan Name	Executive Contributions in Last FY(b)	Company Contributions in Last FY(1)(c)	Aggregate Earnings in Last FY(d)(2)	Aggregate Withdrawals/ Distributions(e)	Aggregate Balance at Last FYE(f)(3)
Raymond E. Scott	Salaried Retirement Restoration Program	$157,784	$391,590	$872,582	$—	$4,879,569
	Vested Career Shares	$—	$282,835	$245,942	$—	$2,078,341
Jason M. Cardew	Salaried Retirement Restoration Program	$50,291	$84,075	$304,411	$—	$1,530,038
	Vested Career Shares	$—	$87,356	$104,035	$—	$876,810
Frank C. Orsini	Salaried Retirement Restoration Program	$87,523	$177,155	$447,149	$—	$2,678,003
	Vested Career Shares	$—	$179,904	$150,243	$—	$1,270,190
Thomas A. DiDonato	Salaried Retirement Restoration Program	$70,058	$119,829	$379,632	$—	$1,964,394
	Vested Career Shares	$—	$282,835	$215,424	$—	$1,823,048
Carl A. Esposito	Salaried Retirement Restoration Program	$121,875	$—	$4,201	$—	$126,076
	Vested Career Shares	$—	$—	$—	$—	$—
Jeffrey H. Vanneste	Salaried Retirement Restoration Program	$81,475	$181,741	$500,159	$—	$3,018,666
	Vested Career Shares	$—	$282,835	$223,691	$—	$1,891,997
Jeneanne M. Hanley	Salaried Retirement Restoration Program	$3,200	$—	$84,332	$—	$683,193
	Vested Career Shares	$—	$147,651	$92,724	$—	$777,939
(1)

Salaried Retirement Restoration Program amounts are included in column (i) of the 2019 Summary Compensation Table. For Vested Career Shares, amounts represent the value of the Vested Career Shares (and accrued dividend equivalents) on November 16, 2019, the vesting date.

(2)	For Vested Career Shares, amounts represent accrued dividend equivalents plus stock price appreciation or depreciation.

(3)

For Vested Career Shares, amounts reflect the closing price of the Company’s common stock on December 31, 2019, which was $137.20, and accrued dividend equivalents (see the 2019 Options Exercised and Stock Vested table for more information).

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EXECUTIVE COMPENSATION

Salaried Retirement Restoration Program

The defined contribution element of the Salaried Retirement Restoration Program is described in the narrative accompanying the 2019 Pension Benefits table above and is quantified in the 2019 Nonqualified Deferred Compensation table.

Vested Career Shares

We have included the Vested Career Shares in the 2019 Nonqualified Deferred Compensation table for all Named Executive Officers because they vested in a previous year(s) but distribution of the underlying shares of common stock is deferred, as described above in the narrative on the Career Shares program accompanying the 2019 Grants of Plan-Based Awards table.

Potential Payments Upon Termination or Change in Control

The table below shows estimates of the compensation payable to each of our Named Executive Officers (other than Ms. Hanley) upon their termination of employment with the Company. The amount each executive will actually receive depends on the circumstances surrounding the termination of employment. The amount payable is shown for each of six categories of termination triggers. All amounts are calculated as if the executive terminated effective December 31, 2019. Values of accelerated equity awards are based on the closing price of our common stock on December 31, 2019, which was $137.20. The actual amounts due to any one of the Named Executive Officers upon termination of employment can only be determined at the time of the termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.

As previously disclosed, Ms. Hanley departed the Company effective January 28, 2019. In connection with her termination of employment, pursuant to the severance provisions contained in her employment agreement and in exchange for a release of claims, Ms. Hanley received a severance payment equal to $2,369,209, representing two times the sum of Ms. Hanley’s base salary plus her target annual incentive bonus amount. In addition, Ms. Hanley received continuation of health insurance for 24 months post-termination, $27,653, representing a 2019 AIP payout (prorated for the time in 2019 during which she remained employed by the Company), immediate vesting of 6,318 outstanding RSUs, vesting of 1,153 outstanding Career Shares, and vesting (following the end of the applicable performance periods and subject to actual performance) of a pro rata amount of Ms. Hanley’s outstanding and unvested Performance Share awards.

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EXECUTIVE COMPENSATION

Accrued amounts under the Company’s pension and deferred compensation plans are not included in this table. For these amounts, see the 2019 Pension Benefits table above and the 2019 Nonqualified Deferred Compensation table above.

Named Executive Officer and Triggering Event	Cash Severance(1)	Continuation of Medical/Welfare Benefits (Present Value)(2)	Accelerated Vesting or Payout of Equity Awards(3)	Total Termination Benefits
Raymond E. Scott
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$6,000,000	$26,257	$16,345,000	$22,371,257
• Involuntary Termination without Cause (or for Good Reason)	$6,000,000	$26,257	$9,878,374	$15,904,631
• Retirement(4)	N/A	N/A	N/A	N/A
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$10,443,006	$10,443,006
Jason M. Cardew
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,660,000	$24,947	$2,297,235	$4,982,182
• Involuntary Termination without Cause (or for Good Reason)	$2,660,000	$24,947	$1,329,283	$4,014,230
• Retirement(4)	N/A	N/A	N/A	N/A
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$1,555,108	$1,555,108
Frank C. Orsini
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$3,200,000	$24,947	$5,662,496	$8,887,443
• Involuntary Termination without Cause (or for Good Reason)	$3,200,000	$24,947	$3,623,722	$6,848,669
• Retirement(4)	N/A	N/A	N/A	N/A
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$3,849,547	$3,849,547
Thomas A. DiDonato
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,590,000	$33,302	$5,060,756	$7,684,058
• Involuntary Termination without Cause (or for Good Reason)	$2,590,000	$33,302	$3,229,891	$5,853,193
• Retirement(4)	$—	$—	$2,665,608	$2,665,608
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$3,568,559	$3,568,559
Carl A. Esposito
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,340,000	$23,336	$7,742,610	$10,105,946
• Involuntary Termination without Cause (or for Good Reason)	$2,340,000	$23,336	$2,524,357	$4,887,693
• Retirement(4)	N/A	N/A	N/A	N/A
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$7,742,610	$7,742,610
Jeffrey H. Vanneste
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$—	$—	$5,578,432	$5,578,432
• Involuntary Termination without Cause (or for Good Reason)	$—	$—	$3,795,938	$3,795,938
• Retirement(4)	$—	$—	$3,128,703	$3,128,703
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$3,795,938	$3,795,938

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EXECUTIVE COMPENSATION

(1)

Cash severance (in an amount equal to two times the sum of base salary plus target annual incentive bonus amount) is paid in a lump sum to each Named Executive Officer on the date that is six months after the date of termination (other than Mr. DiDonato, who would receive cash severance payments in installments over 24 months), consistent with the requirements of Section 409A of the Internal Revenue Code. In addition to the amounts shown in the table, the executive would receive any accrued salary, bonus and all other amounts to which he is entitled under the terms of any compensation or benefit plans of the Company upon termination for any reason, and would receive a pro-rated bonus based on actual performance in the event of termination without “cause” or for “good reason.” Pursuant to his employment agreement, Mr. Vanneste would not have been eligible to receive any cash severance for a termination of employment occurring on December 31, 2019, and thus, no amount is shown for him in this column.

(2)	Consists of continuation of health insurance, life insurance premium and imputed income amounts.

(3)

Represents accelerated or pro rata (as applicable) vesting of RSUs and payout of Performance Shares (at target level) and any associated dividend equivalents with interest (other than for Mr. Esposito, who did not have any outstanding Performance Share awards as of December 31, 2019). Unvested Career Shares become vested and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary or “good reason” termination of employment within 24 months following a change in control. Payments under any of the plans of the Company that are determined to be deferred compensation subject to Section 409A of the Internal Revenue Code are delayed by six months to the extent required by such provision. Accelerated and pro rata portions of the RSUs and performance shares are valued based on the December 31, 2019, closing price of the Company’s common stock.

(4)

As of December 31, 2019, Messrs. DiDonato and Vanneste were retirement-eligible, and therefore, they qualify for accelerated vesting of certain incentive awards upon retirement. The Company does not provide for enhanced early retirement benefits under its pension programs.

(5)

Messrs. Scott, Cardew, Orsini, and Vanneste are fully vested in their pension benefits, and as such, there would be no pension vesting enhancement with respect to death benefits for them. Messrs. DiDonato, and Esposito do not participate in the Pension Plan, and as such, they are not eligible for such death benefit.

Payments and benefits to a Named Executive Officer upon termination or a change in control of the Company are determined according to the terms of his or her employment agreement and equity or incentive awards and the Company’s compensation and incentive plans. The severance benefit payments set forth in the table and discussed below are generally available to our executive officers, including the Named Executive Officers, who currently have employment agreements with the Company. The amounts due to an executive upon his or her termination of employment depend largely on the circumstances of his or her termination, as described below.

Change in Control

The employment agreements do not provide benefits solely upon a change in control. The LTSIP provides for accelerated vesting or payout of awards immediately upon a “change in control” (as defined in the LTSIP) only if the successor company does not agree to assume or replace such existing awards with an equivalent award upon the change in control.

Otherwise, awards will only receive accelerated vesting if a change in control occurs and the executive is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the executive’s employment agreement, if applicable) within 24 months of such change in control.

Payments Made Upon Involuntary Termination (or for “Good Reason”) with a Change in Control

If a change in control occurs and the Named Executive Officer is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the Named Executive Officer’s employment agreement) within 24 months of such change in control, the Named Executive Officer will receive accelerated vesting with respect to outstanding and unvested equity awards, as disclosed in the table above. Any unvested RSUs (other than Career Shares) that were granted less than 12 months prior to the Named Executive Officer’s termination of employment will vest on a pro rata basis.

None of our Named Executive Officers is a party to an employment agreement containing a provision which would reimburse the executive for any excise taxes he becomes subject to under Section 4999 of the Internal Revenue Code upon a change in control. Instead, the employment agreements for each of our Named Executive Officers contains a provision that reduces their change in control benefits below the level at which an excise tax is triggered, but only if the reduction results in greater after-tax proceeds to the executive.

Payments Made Upon Involuntary Termination (or for “Good Reason”)

Upon termination of employment by the executive for “good reason” (as defined in the employment agreements) or by the

Company other than for “cause” or “incapacity” (each as defined in the employment agreement), the executive will

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EXECUTIVE COMPENSATION

receive base salary (at the higher of the rate in effect upon termination or the rate in effect 90 days prior to termination) through the date of termination, plus all other amounts owed under any compensation or benefit plans, including a bonus pro-rated for the portion of the performance period occurring prior to the date of termination. If the executive executes a release relating to his or her employment, he will also receive a lump sum payment equal to two times the sum of his or her annual base salary rate and annual target bonus amount, each as in effect as of the termination date. In the event of an involuntary termination for any reason other than cause, or by the executive for good reason, the award agreements under the LTSIP provide that (i) all unvested RSUs (other than Career Shares) that were granted at least 12 months prior to the termination of employment become vested in their entirety, (ii) all unvested RSUs (other than Career Shares) that were granted less than 12 months prior to the termination of employment vest on a pro rata basis, and (iii) a pro rata amount of Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements. Each Named Executive Officer’s employment agreement provides more favorable treatment than items (i) and (ii) in the foregoing sentence, and instead, any unvested awards that vest based on the passage of time would immediately vest in their entirety upon a termination by the Named Executive Officer for good reason or by the Company for incapacity or other than for cause. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting.

Payments Made Upon Retirement

The employment agreements do not distinguish between retirement and voluntary termination for other reasons, but under the LTSIP, an executive who retires with a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years when he terminates, is entitled to additional vesting credit for RSU awards. The executive will be entitled to receive the shares underlying the RSUs that would have vested if the date of termination had been 24 months later than it actually occurred. A pro rata amount of Performance Shares may be earned through the retirement date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting.

Payments Made Upon Voluntary Termination (or for “Cause”)

An executive who voluntarily resigns or whose employment is terminated by the Company for “cause” (as defined in the employment agreement) will receive unpaid salary and benefits, if any, he has accrued through the effective date of his or her termination. If an executive terminates voluntarily and has not attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, he will be entitled to receive all of the shares underlying his or her vested RSUs and associated dividend equivalents with interest, but all unvested RSUs and Performance Shares and any associated dividend equivalents with interest will be forfeited. If an executive is terminated for cause, he will forfeit all RSUs and Performance Shares along with any associated dividend equivalents with interest.

Payments Made Upon Termination for Disability

Following termination of the executive’s employment for disability, the executive will receive all base salary and other accrued amounts then payable through the date of termination. The executive will also receive compensation payable under the Company’s disability and medical plans. In the event of the executive’s termination for disability, all unvested RSUs become vested in their entirety upon termination and a pro rata amount of Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of distribution.

Treatment of Career Shares

All Career Shares (vested and unvested) are forfeited by the executive upon a voluntary termination by the executive prior to the Career Share qualifying retirement date (i.e., age 62 or the date that the executive attains a combined number of age and years of service of 65, with a minimum age of 55 and minimum service of five years) or for violating non-competition and non-solicitation covenants prior to distribution of the shares. If the executive has a Career Share qualifying

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EXECUTIVE COMPENSATION

retirement or is terminated without “cause” or resigns for “good reason,” in each case within 24 months of the vesting date, the Career Shares will continue to vest as originally scheduled.

In general, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a qualifying retirement, the underlying shares of common stock for the vested Career Shares are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, and the executive is terminated without “cause” or resigns for “good reason,” the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

Unvested Career Shares become vested and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary or “good reason” termination of employment within 24 months following a change in control. The Career Shares do not automatically vest nor are the underlying shares distributed upon a change in control unless the successor company does not assume or replace the awards with awards of equivalent terms and value.

Payments Made Upon Death

Following the death of the executive, we will pay to his or her estate or designated beneficiary a pro rata portion of any bonus earned prior to the date of death. In the event of the executive’s death, all unvested RSUs become vested in their entirety and a pro rata amount of Performance Shares may be earned through the date of death if actual performance during the performance period meets the pre-established performance requirements. In addition, the estate or designated beneficiary would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting.

Conditions and Obligations of the Executive

Each executive who has entered into an employment agreement with the Company is obligated to:

•	comply with confidentiality, non-competition and non-solicitation covenants during employment;

•	comply with non-competition and non-solicitation covenants for one year after the date of termination (extended to two years in the case of termination upon disability, termination by the Company without “cause” or by the executive for “good reason”);

•	in order to receive severance payments due under the employment agreement, sign a general release relating to his or her employment (applies only in the case of termination by the Company without “cause” or by the executive for “good reason”);

•	return data and materials relating to the business of the Company in his or her possession;

•	make himself reasonably available to the Company to respond to periodic requests for information regarding the Company or his or her employment; and

•	cooperate with litigation matters or investigations as the Company deems necessary.

Compensation and Risk

We have conducted a risk assessment of our employee compensation policies and practices, including our executive compensation programs and metrics. The risk assessment was conducted by senior leaders of the Company, including representatives from finance, legal and human resources, and included a review of the employee compensation structures and pay administration practices. The Compensation Committee and its independent compensation consultant reviewed and discussed the findings of the assessment and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching these conclusions, we considered the attributes of all of our programs, including:

•	The appropriate compensation mix between fixed (base salary) and variable (annual and long-term incentive) pay opportunities;

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EXECUTIVE COMPENSATION

•	A review of market data and competitive practices for elements of executive compensation;

•	Performance measures that are tied to key Company short and long-term performance metrics and are correlated to total stockholder returns;

•	The alignment of annual and long-term award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results;

•	A balanced mix of performance measures for incentive awards (Free Cash Flow, Adjusted Operating Income, Cumulative Adjusted Pre-Tax Income, Adjusted ROIC and Relative TSR) that encourage value creation, retention and stock price appreciation; and

•	A long history of pay outcomes aligning to our performance with incentive opportunities and payouts varying commensurate with our financial and TSR performance results.

We also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable performance thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such elements.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Raymond E. Scott, our President and CEO in 2019.

For 2019, our last completed fiscal year:

•	The median of the annual total compensation of all employees of the Company (other than our CEO) was $10,172; and

•	The annual total compensation of our CEO was $13,718,257.

Based on this information, for 2019, our CEO’s annual total compensation was approximately 1,349 times that of the annual total compensation of the median employee (as determined below).

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The Securities and Exchange Commission (“SEC”) rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

1.

In accordance with Instruction 2 to Item 402(u) of Regulation S-K, because there has been no change in our employee population or employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure, we elected to utilize the same median employee that we had identified in 2017 to calculate our 2019 CEO pay ratio. The process that we used to determine our median employee in 2017 is summarized below:

(a)

We determined that, as of October 1, 2017, our employee population consisted of approximately 158,971 individuals working at the Company and its consolidated subsidiaries, with approximately 9,171 of these individuals located in the United States and approximately 149,800 of these individuals located outside of the United States.

(b)	We employed a proportionate stratified statistical sampling methodology to help simplify the identification of the median employee. The sample size used was approximately 1,590 employees.

(c)

We utilized 2017 base pay as our consistently applied compensation measure to identify the median employee from our employee population, which we applied to all employees included in our analysis. We did not make any cost of living adjustments in identifying the median employee.

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EXECUTIVE COMPENSATION

Using this methodology, we determined that the median employee was an hourly employee located outside of the United States.

2.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $10,172.

3.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2019 Summary Compensation Table included in this proxy statement and incorporated by reference under Item 11 of Part III of our 2019 Annual Report on Form 10-K.

Executive Officer and Director Hedging Policy

Our executive officer and director hedging policy is set forth in full below. The Company’s Named Executive Officers, other executive officers and directors are prohibited from entering into hedging or monetization transactions involving our stock, from holding our securities in a margin account or pledging our securities as collateral for a loan.

Hedging Transactions. Certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds allow an officer or director to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer or director to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer or director may no longer have the same objectives as our other stockholders. For this reason, our Named Executive Officers, other executive officers and directors are prohibited from entering into hedging or monetization transactions involving our stock.

Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, our Named Executive Officers, other executive officers and directors are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on our Compensation Committee during all or a portion of 2019: Dr. Jepsen, Ms. Ligocki and Messrs. Bott, Capo and Mallett. No member of the Compensation Committee was, during the fiscal year ended December 31, 2019, an officer, former officer or employee of the Company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;
•	the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

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COMPENSATION COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2019.

This Report is submitted by Dr. Jepsen, Ms. Ligocki and Messrs. Capo and Mallett, being all of the current members of the Compensation Committee.

Thomas P. Capo, Chairman

Mary Lou Jepsen

Kathleen A. Ligocki

Conrad L. Mallett, Jr.

68	|	LEAR CORPORATION

AUDIT COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee of the Board is responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and evaluating policies and procedures relating to internal accounting functions and controls. The Audit Committee also oversees the audit fee negotiations associated with the retention of Ernst & Young LLP. The Audit Committee has discussed the advantages and disadvantages of independent registered public accounting firm rotation. Further, in connection with the periodic mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Ernst & Young LLP’s lead engagement partner.

The Audit Committee is currently comprised of Messrs. Foster, Capo, Cheng and Smith, each a non-employee director, and operates under a written charter that was last amended by our Board in February 2018. A copy of the current charter is available on our website (www.lear.com) or in printed form upon request. Our Board has determined that all of the members of the Audit Committee are independent as defined in the listing standards of the NYSE and under Rule 10A-3 of the Exchange Act and that all such members are financially literate. Our Board also has determined that all members of the Audit Committee are audit committee financial experts as defined in Item 407(D) of Regulation S-K under the Exchange Act and have accounting or related financial management expertise.

The Audit Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as the report of management, for the year ended December 31, 2019, regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019. Ernst & Young LLP has been the independent registered public accounting firm for the Company since 2002. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Ernst & Young LLP’s integrity, controls and processes to ensure Ernst & Young LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services and external data on audit quality and performance, including recent Public Company Accounting Oversight Board (United States) (PCAOB) reports on Ernst & Young LLP and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.

The Audit Committee has discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans of their respective audits. The Audit Committee meets with the Company’s internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their procedures, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with Ernst & Young LLP, its judgments as to the quality, not just the acceptability, of the Company’s accounting policies and such other matters as are required to be discussed with the Audit Committee by the Standards of the PCAOB, including PCAOB Auditing Standard No. 16, Communications With Audit Committees,

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AUDIT COMMITTEE REPORT

the rules of the SEC, and other applicable regulations. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the

Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 4, 2020.

This Report is submitted by Messrs. Foster, Capo, Cheng and Smith, being all of the members of the Audit Committee.

Jonathan F. Foster, Chairman

Thomas P. Capo

Mei-Wei Cheng

Gregory C. Smith

70	|	LEAR CORPORATION

FEES OF INDEPENDENT ACCOUNTANTS

In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for 2019, we retained Ernst &Young LLP, as well as other accounting firms, to provide tax and other advisory services in 2019. We understand the need for Ernst & Young LLP to maintain objectivity and independence in its audit of our consolidated financial statements. It is also the Audit Committee’s goal that the fees that the Company pays to Ernst & Young LLP for permitted non-audit services in any year should not exceed the audit and audit-related fees paid to Ernst & Young LLP in such year, a goal that the Company achieved in 2019 and 2018.

In order to assure that the provision of audit and permitted non-audit services provided by Ernst & Young LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve the audit and permitted non-audit services to be performed by Ernst & Young LLP, other than de minimis services that satisfy the requirements pertaining to de minimis exceptions for non-audit services described in Section 10A of the Exchange Act. The Audit Committee also has adopted policies and procedures for pre-approving all audit and permitted non-audit work performed by Ernst & Young LLP. Any pre-approval must set forth in detail the particular service or category of services approved and is generally subject to a specific cost limit. All of the fees for audit, audit-related, tax and other services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described in this paragraph.

The Audit Committee has adopted policies regarding our ability to hire employees, former employees and certain relatives of employees of the Company’s independent registered public accounting firm.

During 2019 and 2018, we retained Ernst & Young LLP to provide services in the following categories and amounts (in thousands):

	2019	2018
Audit fees(1)	$10,934	$10,672
Audit-related fees(2)	989	209
Tax fees(3)	2,939	2,969
(1)

Audit fees include services related to the annual audit of our consolidated financial statements, the audit of our internal controls over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, international statutory audits and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)

Audit-related fees include services related to the audits of employee benefit plans and agreed-upon procedures related to certain due diligence services in connection with acquisitions and divestitures.

(3)	Tax fees include services related to tax compliance, tax advice and tax planning.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have established a written policy that has been broadly disseminated within the Company regarding (i) transactions with related parties and (ii) the employment of immediate family members of directors and executive officers. This policy assists us in identifying, reviewing, monitoring and, as necessary, approving transactions with related parties and also provides for the identification, monitoring and review of employment of immediate family members of directors and executive officers by our human resources department. The policy requires that any transaction, or series of transactions, involving related parties in excess of $120,000, whether undertaken in or outside the ordinary course of our business, be presented to the Nominating Committee. When a related party has a material direct or indirect interest in any such transaction, or series of transactions, in excess of $120,000 that otherwise meet the disclosure requirements of Regulation S-K, approval of the Nominating Committee must be obtained. The policy further provides that all such employment decisions should be made in accordance with the Company’s policies and procedures and that directors and executive officers must not seek to improperly influence any employment decisions regarding their immediate family members.

We have implemented various procedures to ensure compliance with the related party transaction policy. For example, the Company’s standard purchasing terms and conditions require vendors to advise us upon any such vendor becoming aware of relationships with related parties, including if such person is involved in the vendor’s relationship with the Company or if such person receives any direct or indirect compensation or benefit based on that relationship. Company policy prohibits our employees from simultaneously working for any customer or vendor of the Company. In addition, the policy prohibits our directors, officers and employees from participating in, or seeking to influence, decisions regarding the selection of a vendor or supplier if such person (or any immediate family member) has any personal or financial interest or investment in such vendor or supplier, subject to certain limited exceptions, and advises directors, officers and employees to report any violation of this policy to our legal department immediately upon becoming aware thereof.

Each year, we circulate conflict of interest questionnaires to all our directors, members of senior management, purchasing personnel and certain other employees. Based on the results of these questionnaires, the legal department reports all known transactions or relationships with related parties to, among others, our Chief Accounting Officer. Payments to vendors identified as related party vendors in North America are processed through a centralized payables system. At least annually, the list of related parties is updated by directors, members of senior management and certain other employees.

Pursuant to this policy, we have adopted procedures which assist us in identifying and reviewing relationships involving the employment of immediate family members of directors and executive officers. Our directors and executive officers are required to notify the senior human resources executive upon becoming aware that an immediate family member is seeking employment with the Company or any of its subsidiaries. In addition, each year, our directors and executive officers provide the Company with the names of their immediate family members who are employed by the Company. All employment decisions regarding these family members, including, but not limited to, changes in compensation and job title, are reviewed prior to the action. A list of any immediate family members of the Company’s directors or executive officers who are employed by the Company are provided annually to the Nominating Committee.

At least annually, the Chief Accounting Officer reports to the Vice President of Internal Audit on related party relationships, including those with customers, as well as the amount of business performed between the Company and each related party year-to-date and for the preceding fiscal year. At least annually, the Vice President of Internal Audit prepares an audit plan for reviewing significant transactions with related parties and prepares a report on such audit plan and the results for the Nominating Committee. The Chief Accounting Officer, General Counsel and Vice President of Internal Audit meet at least twice per year to confirm the adequate monitoring and reporting of related party transactions. The Nominating Committee also receives a summary of all significant relationships with related parties at least annually.

In connection with any required Nominating Committee approval, a member of our senior management must represent to the Nominating Committee that the related party at issue has been held to the same standards as unaffiliated third parties. Nominating Committee members having (or having an immediate family member that has) a direct or indirect interest in the transaction must recuse themselves from consideration of the transaction.

These procedures resulted in the approval by the Nominating Committee of the employment relationship set forth below under “—Certain Transactions.”

72	|	LEAR CORPORATION

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition, our Code of Business Conduct and Ethics prohibits activities that conflict with, or have the appearance of conflicting with, the best interests of the Company and its stockholders. Such conflicts of interest may arise when an employee, or a member of the employee’s family, receives improper personal benefits as a result of such individual’s position in the Company.

Certain Transactions

Mark Mueller, a Principal Engineer for the Company, is a brother-in-law of Raymond E. Scott, a director of the Company and the Company’s President and Chief Executive Officer. In 2019, the Company paid Mr. Mueller approximately $147,000, which included bonus payments and other standard benefit arrangements. The compensation paid to Mr. Mueller was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

2020 Proxy Statement	|	73

RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

Our Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage Ernst & Young LLP. Even if the retention of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

74	|	LEAR CORPORATION

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT

(PROPOSAL NO. 3)

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval by stockholders of the Company’s executive compensation program and practices as disclosed in this proxy statement. As most recently approved by stockholders at the annual meeting of stockholders in 2017 and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis. While this vote is advisory, and not binding on the Board, it will provide information to the Board and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Compensation Committee will carefully review when evaluating our executive compensation program. At the annual meeting of stockholders in 2019, our executive compensation program and practices disclosed in our 2019 proxy statement received a favorable vote by over 97% of shares voted.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2020 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures.”

The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our Named Executive Officers in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the Named Executive Officers’ financial interests with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.

We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our Named Executive Officers.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory resolution.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

2020 Proxy Statement	|	75

STOCKHOLDER PROPOSAL

(PROPOSAL NO. 4)

The Company has received notice of the intention of a stockholder to present a proposal for voting at the Annual Meeting. The text of the stockholder proposal and supporting statement appear below exactly as received by the Company. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent of the stockholder proposal. The Company will provide the name, address and stockholdings (to the Company’s knowledge) of the proponent upon request made to the Company’s Corporate Secretary by mail at Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033; Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary, or by calling (248) 447-1500.

Stockholder Proposal Regarding Report on Human Rights Impact Assessment

Human Rights Impact Assessment

Lear Corporation – 2020

Resolved: Shareholders request that Lear Corporation (Lear) publish a report, at reasonable cost and omitting proprietary information, with the results of a Human Rights Impact Assessment examining the actual and potential human rights impacts of the company’s high-risk business activities in its operations and value chain.

Whereas: Lear is a leading supplier of seating and electrical power management systems (E-Systems) to the automotive industry. Lear’s global footprint encompasses 261 facilities in 39 countries, including 145 manufacturing sites in 22 “low cost countries.”1 Lear manages complex extended supply chains for raw materials, which may lack transparency and accountability. Business relationships in regions with weak rule of law, corruption, conflict, or poor worker protections may expose Lear to significant human rights risks.

Lear does not disclose its high-risk sourcing countries and commodities or the salient human rights risks in its operations and value chain.

The leather supply chain includes livestock raising, cleaning and trimming of hides, tanning, and final manufacturing. Child labor, forced labor, and hazardous working conditions are well documented in cattle ranching, particularly in Brazil.2 Clearing land for cattle pastures is the primary driver of deforestation, accounting for 80% of forest loss in the Amazon. Deforestation also contributes to displacement of indigenous peoples, violence against human rights defenders, and climate change. Lear is one of the top 20 companies with significant market leverage to reduce deforestation in Brazil.3

Lear may source leather from countries such as Bangladesh, Pakistan, and Vietnam, where leather may be processed under conditions of child labor.4 Workers and communities also face exposure to hazardous materials and chemicals, such as chromium used in leather tanning, that may cause respiratory illnesses or cancer.5

Lear also faces human rights risks in its operations. The labor-intensive assembly of E-System products takes place in countries with low wages and risks of poor working conditions.6 Lear has many E-Systems facilities in China, where forced labor and child labor risks are present in electronics and manufacturing.7 Lear cites risks of labor disputes in its plants. For example, Lear fired a whistleblower and threatened and harassed employees at its Selma, AL plant who spoke to federal investigators about health and safety concerns.8

Lear has a Supplier Sustainability Policy and Code of Business Conduct and Ethics, but investors and customers are unable to evaluate the extent to which these policies address its most salient risks. Lear also lacks a No Deforestation policy.

[1]	http://ir.lear.com/static-files/b892dd63-41ac-4966-9c29-1147d57acb1
[2]	https://www.dol.gov/agencies/ilab/reports/child-labor/list-of-goods; https://www.cnn.com/2017/04/26/americas/brazil-amazon-slavery-freedom-project/index.html
[3]	https://medium.com/global-canopy/tackling-deforestation-risk-in-brazilian-cattle-exports-20-key-companies-in-china-327ceb592bba
[4]	https://www.dol.gov/agencies/ilab/reports/child-labor/list-of-goods
[5]	https://drivesustainability.org/wp-content/uploads/2018/07/Material-Change_VF.pdf
[6]	http://ir.lear.com/static-files/b892dd63-41ac-4966-9c29-1147d57acb1
[7]	https://www.dol.gov/agencies/ilab/reports/child-labor/list-of-goods
[8]	https://uaw.org/feds-charge-alabama-hyundai-supplier-with-obstructing-health-and-safety-investigation/

76	|	LEAR CORPORATION

STOCKHOLDER PROPOSAL (PROPOSAL NO. 4)

Lear may face legal, reputational, competitive, and financial risks if the company fails to effectively assess and manage its human rights risks, such as the risk of enforcement actions by U.S. Custom and Border Protection that interfere with business continuity.

Under the UN Guiding Principles on Business and Human Rights, companies have a responsibility to respect human rights within their operations and throughout their value chains by conducting due diligence to assess, identify, prevent, mitigate, and remediate adverse human rights impacts.

Board of Directors Statement in Opposition to Stockholder Proposal Regarding Report on Human Rights Impact Assessment

The Board recommends that stockholders vote “AGAINST” the stockholder proposal. The Board does not believe that this proposal is in the best interests of the Company or its stockholders and opposes it for the reasons set forth below.

The Company takes human rights concerns very seriously. We are committed not only to innovation, profitable growth and providing superior returns to our stockholders, but also to making a positive impact in the communities in which we operate around the world by conducting business in a sustainable and ethical manner. In this regard, we support the principles contained in the United Nation’s Universal Declaration of Human Rights and United Nations Global Goals for Sustainable Development.

The focus of the proposal appears to be on ensuring the Company adopts and implements suitable efforts to assess and manage human rights risks and impacts related to the Company’s internal operations and external supply chain. The Board believes the Company’s current processes, policies and disclosure appropriately and adequately address the concerns raised in the proposal, and, therefore, incurring the time and expense to generate a separate human rights impact assessment as requested by the stockholder proposal would not be a productive use of corporate resources.

The Company assesses human rights considerations comprehensively through its sustainability strategy and enterprise risk management processes. The Company’s sustainability strategy is based on three pillars: social responsibility, economic prosperity and environmental stewardship. See “Directors and Corporate Governance—Environmental, Social and Governance” for additional information. The social responsibility pillar emphasizes support for, among other things, people, diversity and human rights, as well as animal welfare. This focus applies not only to the Company, but also to its supply chain and the broader community. Additionally, we maintain a robust enterprise risk management process overseen by our Board that involves the identification, assessment and supervision of risks associated with our business, including risks related to human rights.

Once human rights risks and considerations are identified and assessed as part of the sustainability strategy and enterprise risk management process, the Company addresses these risks and considerations through the adoption of publicly available policies and procedures and the publication of an annual sustainability report. These policies include the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Global Labor Standards and Environmental, Health, Safety and Sustainability Policy, which address specific concerns raised by the stockholder proposal. For example, pursuant to the Global Labor Standards, the Company does not tolerate child or forced labor in any of its operations or facilities. Further, the Company strives to comply with all applicable laws and regulations, including, without limitation, regulations related to labor conditions, such as wage and hours laws and freedom of association and collective bargaining laws. These policies are available on our website at www.lear.com. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

In addition, the Company is already engaged in a number of additional practices involving its employees that directly address concerns raised by the proponent. For example, we have established numerous initiatives designed to measure and improve employee satisfaction and engagement. These efforts are designed to build a “Together We Win” culture, which involves a global employee engagement program focused on driving cultural change in the Company’s operations. As part of this initiative, the Company utilizes a robust and ongoing survey process to assess employee engagement, which since its inception in 2018, has obtained feedback from more than 94,000 employees in 139 locations in 20 countries. Additionally, the Company maintains a complaint reporting process that is an integral component of the Company’s overall enterprise risk management efforts and allows employees and supplier partners to make anonymous reports regarding violations of the Code of Business Conduct and Ethics or other Company policies in their local languages.

The Company’s focus on human rights considerations extends to the over 3,000 suppliers that provide goods and services directly to the Company. Each of these suppliers has its own supply chain, in most cases involving numerous sub-suppliers. One of our core competencies is managing this complex

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STOCKHOLDER PROPOSAL (PROPOSAL NO. 4)

supply chain, which is only possible through the promulgation of clear policies and standards that companies must meet to serve as our supplier.

The Company’s comprehensive Global Requirements Manual for Suppliers, which includes a Supplier Sustainability Policy related to human rights, animal welfare and environmental risks, sets forth specific expectations and requirements that the Company insists upon from its suppliers. With respect to human rights and environmental risks, these expectations and requirements include, among other things, a dedication to observing fair labor practices and having controls in place that verify employment eligibility; respect for employees’ right to freely associate; prohibitions on discrimination, forced labor, and child labor; and compliance with all laws, including those related to wages and hours and the environment, health and safety.

Further, when engaging new suppliers, the Company performs a robust analysis of, among other things, a potential supplier’s ability to adhere to the Company’s comprehensive supplier requirements and guidelines, including with respect to environmental compliance, human rights and sustainability practices. Once a supplier is selected and approved, the Company regularly evaluates and audits the performance and stability of a supplier using industry standards and best practices, as well as internally-developed processes and metrics. This evaluation can include visits by Company personnel to Company suppliers and sub-suppliers to evaluate their operations and compliance with Company requirements.

Finally, we dispute the assertion in the supporting statement to the stockholder proposal that the Company “fired a whistleblower and threatened and harassed employees at its Selma, AL plant who spoke to federal investigators about health and safety.” This refers to a matter dating back to 2014 in which no employees were terminated or harassed for raising concerns with federal investigators. Our thorough investigation of the matter, which included third party testing, concluded that the alleged health and safety concerns had no basis. Lear has a long history of positive labor relations. For example, in the United States, most of Lear’s manufacturing plants are unionized. Lear respects the rights of all employees to join or not to join a union.

In light of our current processes, policies and continuous efforts to protect human rights throughout our operations, the preparation of an additional report as requested by the stockholder proposal is unnecessary and the additional time and expense required to generate the report is not in our stockholders’ best interest. Accordingly, the Board recommends that stockholders vote “AGAINST” this stockholder proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “AGAINST” THIS STOCKHOLDER PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

78	|	LEAR CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement?

We sent you this proxy statement because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 21, 2020, at 9:00 a.m. (Eastern Time) and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 27, 2020. On the record date, there were 59,613,128 shares of our common stock, par value $0.01 per share, outstanding. Our common stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect eight directors;

2.	ratify the retention of Ernst & Young LLP as our independent registered public accounting firm for 2020;

3.	provide an advisory vote to approve our executive compensation;

4.	consider and act upon the stockholder proposal described in this proxy statement, if properly presented at the Annual Meeting; and
5.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of Lear’s director nominees named in this proxy statement;

2.	FOR the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for 2020;
3.	FOR the approval, on an advisory basis, of our executive compensation; and

4.	AGAINST the stockholder proposal described in this proxy statement, if properly presented at the Annual Meeting.

How do I vote at the Annual Meeting?

You may vote in person at the Annual Meeting or by proxy. In addition, if you are a stockholder of record of Lear’s shares, there are three ways to vote by proxy:

•	By Telephone — You can vote by telephone by following the instructions on your proxy card. You will need to use the control number appearing on your notice of Internet availability of proxy materials (“Notice”) or proxy card to vote by telephone;

•	By Internet — You can vote via the Internet by following the instructions on your proxy card. You will need to use

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

the control number appearing on your Notice or proxy card to vote via the Internet; or

•	By Mail — You can vote by completing, dating, signing and returning the proxy card.

If you are a beneficial owner of shares held in street name, you may vote as follows:

•	By Telephone — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•	By Internet — You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of internet voting may depend on the voting process of the organization that holds your shares.

•	By Mail — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive.

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on May 20, 2020. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement, FOR the ratification of the retention of our independent registered public accounting firm, FOR the advisory approval of executive compensation described in this proxy statement and AGAINST the stockholder proposal described in this proxy statement.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

What does it mean if I receive more than one Notice?

You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares in person at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.

80	|	LEAR CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What vote is required to elect directors and approve the other matters described in this proxy statement?

Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors. In an uncontested election, our Bylaws provide that any incumbent director that fails to receive a majority of votes cast shall immediately tender his or her resignation. Our Board, in a process managed by the Nominating Committee and following a recommendation by that committee, must decide whether or not to accept the tendered resignation.

For the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm (Proposal

No. 2), the advisory approval of our executive compensation (Proposal No. 3) and the stockholder proposal described in this proxy statement (Proposal No. 4), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote on Proposals No. 2, No. 3 and No. 4. Absent specific instructions on Proposal No. 2, brokers are permitted to exercise voting discretion with respect to such proposal. Broker non-votes will have no effect on Proposals No. 3 and No. 4. For additional information about broker non-votes see “How do I vote if my bank or broker holds my shares in ‘street name’?”

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How do I vote if my bank or broker holds my shares in “street name”?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposals No. 1 (director elections), No. 3 (advisory vote on executive compensation) and No. 4 (the stockholder proposal described in this proxy statement)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How many votes do I have?

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives.

Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations.

What do I need for admission to the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date (March 27, 2020), individuals holding a valid proxy from a record holder and other persons authorized by the Company. If you are a stockholder of record (or a “recordholder”), your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

82	|	LEAR CORPORATION

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2021 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 8, 2020. Stockholders who intend to present proposals at the annual meeting of stockholders in 2020 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2021, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or less than 70 days after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our Bylaws is February 20, 2021. Stockholder proposals should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary.

2020 Proxy Statement	|	83

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which we filed with the SEC, including the financial statements and schedule. If the person requesting the report was not a stockholder of record on March 27, 2020, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan

48033, Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Harry A. Kemp
Senior Vice President,
General Counsel and Corporate Secretary

84	|	LEAR CORPORATION

Appendix A

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The information presented in this proxy statement under the captions “Proxy Summary” and “Compensation Discussion and Analysis — Executive Summary” regarding core operating earnings, adjusted earnings per share and free cash flow does not conform to GAAP and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP.

Management believes that the non-GAAP information used in this proxy statement is useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

The non-GAAP information provided may not be consistent with methodologies used by other companies. All non-GAAP information regarding core operating earnings, adjusted earnings per share and free cash flow is reconciled to the most directly comparable reported GAAP results in the tables below.

Core Operating Earnings

(unaudited; in millions)	2019
Sales	$19,810.3
Net income attributable to Lear	$753.6
Interest expense	92.0
Other expense, net	24.6
Income taxes	146.1
Equity in net income of affiliates	(23.2)
Net income attributable to noncontrolling interests	77.1
Restructuring costs and other special items -
Costs related to restructuring actions	196.3
Acquisition costs	1.6
Litigation	1.1
Favorable tax ruling in a foreign jurisdiction	(0.9)
Other	40.8
Core operating earnings	$1,309.1
Core operating margin	6.6%

2020 Proxy Statement	|	A-1

APPENDIX A

Adjusted Earnings Per Share

(unaudited; in millions, except per share amounts)	2019
Net income available to Lear common stockholders	$789.5
Redeemable noncontrolling interest	(35.9)
Net income attributable to Lear	753.6
Restructuring costs and other special items -
Costs related to restructuring actions	189.7
Acquisition costs	1.6
Litigation	1.1
Favorable tax ruling in a foreign jurisdiction	(1.6)
Loss on extinguishment of debt	10.6
Gain related to affiliate, net	(0.6)
Other	33.7
Tax impact of special items and other net tax adjustments(1)	(121.7)
Adjusted net income attributable to Lear	$866.4
Weighted average number of diluted shares outstanding	61.9
Diluted net income per share attributable to Lear	$12.75
Adjusted earnings per share	$13.99
(1)

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items including changes in valuation allowances in several foreign and domestic subsidiaries. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Free Cash Flow

(unaudited; in millions)	2019
Net cash provided by operating activities	$1,284.3
Capital expenditures	(603.9)
Free cash flow	$680.4

A-2	|	LEAR CORPORATION

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. LEAR CORPORATION ATTN: INVESTOR RELATIONS 21557 TELEGRAPH ROAD SOUTHFIELD, MI 48033 D00663-P36705 LEAR CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: ! ! ! 1a. Thomas P. Capo ! ! ! 1b. Mei-Wei Cheng For Abstain Against The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 1c. Jonathan F. Foster 2. Ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for 2020. ! ! ! ! ! ! 1d. Mary Lou Jepsen 3. Advisory vote to approve Lear Corporation's executive compensation. ! ! ! The Board of Directors recommends you vote AGAINST proposal 4. 1e. Kathleen A. Ligocki ! ! ! ! ! ! 1f. Conrad L. Mallett, Jr. 4. Stockholder proposal to require preparation of a report regarding human rights impact assessment. ! ! ! 1g. Raymond E. Scott NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! 1h. Gregory C. Smith ! For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D00664-P36705 LEAR CORPORATION This proxy is solicited on behalf of the Board of Directors of Lear Corporation for the Annual Meeting of Stockholders on May 21, 2020, at 9:00 a.m. (Eastern Daylight Time). This proxy is solicited on behalf of the Board of Directors of Lear Corporation ("Lear") for the Annual Meeting of Stockholders on May 21, 2020 or any adjournment or postponement thereof (the "Meeting"). Lear is monitoring the situation with COVID-19 (Coronavirus), and in the interest of health and safety, may hold the Meeting solely by means of remote communication. Lear will announce any such updates as promptly as practicable, and details on how to participate will be issued by press release, posted on Lear's website, and filed with the SEC as additional proxy materials. The undersigned appoints Raymond E. Scott and Harry A. Kemp, and each of them, with full power of substitution in each of them, the proxies of the undersigned, and authorizes them to vote for and on behalf of the undersigned all shares of Lear Corporation common stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all nominees for director, FOR proposals 2 and 3 and AGAINST proposal 4. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side